CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of February 22, 2010 by and between (a) THE KEYW HOLDING CORPORATION, a Maryland corporation (“HoldCo”), THE KEYW CORPORATION, a Maryland corporation (the “Company”), INTEGRATED COMPUTER CONCEPTS, INCORPORATED, a Maryland corporation (“ICCI”), THE ANALYSIS GROUP, LLC, a Virginia limited liability company (“TAG”), and S&H ENTERPRISES OF CENTRAL MARYLAND, INC., a Maryland corporation (“S&H” and together with HoldCo, the Company, ICCI and TAG, the “Borrowers”), and (b) BANK OF AMERICA, N.A., a national banking association (the “Lender”).

RECITALS

The Borrowers have requested that the Lender make available to the Borrowers (a) a committed revolving credit facility pursuant to which the Lender will make advances to the Borrowers from time to time in an aggregate principal amount not to exceed Seventeen Million Five Hundred Thousand Dollars ($17,500,000) at any one time outstanding, (b) an uncommitted “accordion” facility pursuant to which the Lender may from time to time make accordion advances (to increase the committed revolving credit facility) in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) and (c) a term loan in the original principal amount of Five Million Dollars ($5,000,000).  The Lender has agreed to make these credit facilities available to the Borrowers, subject to and upon the terms and conditions hereinafter set forth.

AGREEMENTS

SECTION 1.  The Credit Facilities.

1.1.        Definitions.  All capitalized terms used herein and not otherwise defined shall have the following meanings:

“ABR Loan” means a Loan that bears interest at a rate based on the Prime-Based Rate.

“Accordion Advance” shall have the meaning set forth in Section 1.3 hereof.

“Accordion Facility” shall mean the uncommitted credit facility established pursuant to Section 1.3 hereof, in the amount of not more than Ten Million Dollars ($10,000,000).

 “Account Debtor” means any Person who may become obligated to the Borrowers under, with respect to, or on account of, an Account.

“Accounts” has the meaning given to such term in the Uniform Commercial Code.

“Additional Financing Documents” has the meaning set forth in Section 1.5(e)(4) hereof.

“Advance/Continuation Request” has the meaning set forth in Section 1.2(a) hereof.

KEYW and Subsidiaries
Credit and Security Agreement

“Advances” means advances made by the Lender to the Borrowers under the Revolving Credit Facility.

“Annualization Calculation” shall mean, for a given financial covenant measurement, the following:  (i) for the calendar quarter ended December 31, 2009, the particular item measured (e.g., EBITDA, Fixed Charges, or Cash Flow) for such calendar quarter multiplied by four (4); (ii) for the calendar quarter ended March 31, 2010, the sum of such measurement for the fourth quarter of 2009 plus the measurement for the first quarter of 2010 multiplied by two (2);  (iii) for the calendar quarter ended June 30, 2010,  the sum of such measurement for the fourth quarter of 2009 plus the measurement for the first quarter of 2010 plus the measurement for the second quarter of 2010 multiplied by four-thirds (4/3); and (iv) at all times thereafter, the particular item measured on a trailing twelve-month basis.  For the purposes of the Annualization Calculation, from and after the acquisition of TAG and Insight, the particular items measured for TAG and Insight, as applicable, shall include results from the entire quarter ending December 31, 2009 and not just from the Closing Date.

“Applicable Margin” shall mean the margin added to the Eurodollar Base Rate to obtain the interest rate for the outstanding Advances under the Revolving Credit Facility set forth in the table attached hereto as Attachment I.  The Applicable Margin during any calendar quarter shall be set based upon the Borrowers’ ratio of Total Funded Debt to EBITDA as of the last day of the immediately prior calendar quarter, and the Applicable Margin shall be determined and adjusted quarterly on the first day of the first month after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of this Agreement.

“Asset Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) ninety percent (90%) of Eligible Government Accounts, plus (ii) eighty percent (80%) of Eligible Commercial Accounts,  plus (iii) fifty percent (50%) of Eligible Unbilled Accounts up to a maximum of $5,000,000 to (b) the sum of all of the outstanding Obligations to the Lender.

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrowers” shall mean as set forth in the recitals.

“Borrowing Base” means an amount equal to the sum of (a) ninety percent (90%) of Eligible Government Accounts, plus (b) eighty percent (80%) of Eligible Commercial Accounts,  plus (c) fifty percent (50%) of Eligible Unbilled Accounts up to a maximum of $5,000,000, minus (d) the dollar amount of Letter of Credit Exposure, and minus (e) such reserves as Lender may from time to time establish in good faith on the basis of its Field Exams and otherwise and upon written notice to the Borrowers.

“Borrowing Base Certificate” means a borrowing base certificate in the form attached hereto as Exhibit A.

KEYW and Subsidiaries
Credit and Security Agreement

“Borrowing Base Deficiency” has the meaning set forth in Section 1.2(g) of this Agreement.

“Breakage Fees” means an amount equal to any net loss or out-of-pocket expenses which the Lender sustains or incurs (including, without limitation, any net loss or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain the Advances, or any swap breakage incurred in connection with any Hedge Agreement), as reasonably determined by the Lender, as a result of any prepayment of any of the Advances.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized to close and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” means any lease that has been or should be capitalized on the books of the Borrowers in accordance with GAAP.

“Capital Stock” means corporate stock and any and all securities, shares, partnership interests, limited partnership interests, corporation interests, membership interests, equity interests, participations, rights or other equivalents (however designated) of corporate stock or any of the foregoing issued by any entity (whether a corporation, a partnership, a corporation or another entity) and includes, without limitation, securities convertible into Capital Stock and rights or options to acquire Capital Stock.

“Cash Flow” shall mean the sum of EBITDA plus lease and/or rent expense, minus dividends, withdrawals and other distributions, minus cash taxes, minus any earnout payments, minus the dollar value of any equity repurchase, and minus any capital expenditures, measured in accordance with the Annualization Calculation.

“Change in Control” shall mean any circumstance in which a change shall occur in the control or ownership (beneficially or otherwise) of more than 30% (by number of shares) of the issued and outstanding Capital Stock of any Borrower after the date of this Agreement.

“Claim” has the meaning given to such term in Section 7.9(a) of this Agreement.

“Closing Date” means the date on which all conditions to closing as set forth in Section 2.1 of this Agreement are satisfied.

“Collateral” means the specific items of the Borrowers’ personal property, both now owned and hereafter acquired, identified in subsections (a) through (c) below:

(a)	Accounts, including, without limitation, all collateral security of any kind given to any Account Debtor or other Person with respect to any Account;
(b)	Deposit Accounts at the Lender; and
(c)	all proceeds and products of any of the foregoing.

“Collateral Account” has the meaning set forth in Section 7.5 of this Agreement.

KEYW and Subsidiaries
Credit and Security Agreement

“Collection Account” means the collection account established pursuant to this Agreement.

“Contribution Agreement” has the meaning set forth in Section 2.1(g) of this Agreement.

“Credit Facilities” means the Revolving Credit Facility, the Term Loan and any other credit facilities established subsequently hereto.

“Default” has the meaning set forth in Section 6 of this Agreement.

“Default Rate” means a floating and fluctuating per annum rate of interest calculated by adding the sum of four percent (4.0%) to the rate of interest otherwise then in effect.

“Deposit Accounts” has the meaning given to such term in the Uniform Commercial Code.

“Dollar” and “$” mean lawful money of the United States.

“EBITDA” shall mean (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus interest expense on all obligations, (d) plus taxes, (e) plus depreciation, (f) plus non-cash charges included in the calculation of net income, (g) less non-cash gains included in the calculation of net income, (h) plus or minus the one-time adjustments listed on Exhibit C attached hereto (but only through the period ending on September 30, 2010), and (i) plus amortization, measured in accordance with the Annualization Calculation.

“Eligible Account” means, at any date of determination, each Account of the Borrowers which satisfies each of the following requirements or conditions:  (a) such Account complies with all applicable laws, including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; (b) such Account, at the date of issuance of its invoice, was payable not more than 90 days after the original date of issuance of the invoice therefor; (c) such Account has not been outstanding for more than 90 days past the date upon which such invoice was issued; (d) such Account is not owed by an Account Debtor having 50% or more of its invoices outstanding more than 90 days past the date upon which such invoices were issued; (e) such Account was created in connection with the sale of goods or the performance of services by the Borrowers in the ordinary course of business and such goods or services have been delivered or performed, as applicable; (f) such Account represents a legal, valid and binding payment obligation of the Account Debtor enforceable in accordance with its terms and arising from an enforceable contract; (g) the Borrowers have good and indefeasible title to such Account and the Lender holds a perfected first priority Lien on such Account pursuant to the Financing Documents; (h) such Account does not arise out of a contract with, or an order from, an Account Debtor that, by its terms (other than terms which are invalid under applicable law), prohibits or makes void or unenforceable the grant of a security interest to the Lender in and to such Account; (i) the amount of such Account included in Eligible Accounts is not subject to any setoff, counterclaim, defense, dispute, recoupment or adjustment other than normal discounts for prompt payment; (j) the Account Debtor with respect to such Account is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due or suffered a receiver or trustee to be appointed for any of its assets or affairs; (k) such Account is not evidenced by chattel paper or instruments unless the Lien on such chattel paper or instrument is a perfected first priority Lien on such chattel paper or instrument in favor of the Lender pursuant to the Financing Documents; (l) such Account is not owed by an affiliate of the Borrowers; (m) such Account is payable in Dollars by the Account Debtor; (n) the Account Debtor is not domiciled in or organized under the laws of any country other than the United States of America, unless such Account is fully secured by credit insurance acceptable to the Lender, or a letter of credit issued or confirmed by a bank acceptable to the Lender and which has capital and surplus exceeding $100,000,000 and such letter of credit contains terms and conditions reasonably acceptable to the Lender; (o) the Account Debtor with respect to such Account is not located in New Jersey, Minnesota, West Virginia or any other state denying creditors access to its courts in the absence of a notice of business activities report or other similar filing, unless the Borrowers have either qualified as a foreign corporation authorized to transact business in such state or has filed a notice of business activities report or similar appropriate filing with the applicable state agency for the then current year; (p) if such Account  arises pursuant to a Government Contract, such Account shall be directly assigned to the Lender in conformity with the Federal Assignment of Claims Act of 1940, as amended (unless the Lender has waived such requirement with respect to such Account); and (q) the Account meets such other criteria as the Lender shall from time to time reasonably establish in good faith upon prior written notice to the Borrowers; provided that any Account which is at any time an Eligible Account but which subsequently fails to meet the criteria for an Eligible Account shall immediately cease to be an Eligible Account.

KEYW and Subsidiaries
Credit and Security Agreement

“Eligible Commercial Account” means an Eligible Account that does not arise out of a Government Contract.

“Eligible Government Account” means an Eligible Account that arises out of a Government Contract.

“Eligible Unbilled Accounts” means, at any date of determination, each Account of a Borrower that has not yet been billed to the Account Debtor but which (a) will be billed in accordance with the Borrowers’ standard billing procedures within thirty (30) days, (b) is attributable solely to timing differences for work completed and costs incurred under Government Contracts, and (c) when billed, shall constitute an Eligible Government Account, and (d) is not otherwise reasonably determined in good faith to be unacceptable to the Lender.

“Enforcement Costs” means all reasonable expenses, charges, recordation or other taxes, costs and fees (including reasonable attorneys’ fees and expenses) of any nature whatsoever advanced, paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of this Agreement or any of the other Financing Documents, (b) the creation, perfection, maintenance, preservation, defense, protection, realization upon, disposition, collection, sale or enforcement of all or any part of the Collateral, and (c) the exercise by the Lender of any rights or remedies available to it under the provisions of this Agreement, or any of the other Financing Documents.

KEYW and Subsidiaries
Credit and Security Agreement

“Environmental Laws” means all laws, statutes, rules, regulations or ordinances which relate to Hazardous Materials and/or the protection of the environment or human health.

“Equipment” means all of the Borrowers’ equipment, as such term is defined by the Uniform Commercial Code, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, and all replacements thereof and substitutions therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar-Based Rate” means a per annum rate of interest equal at all times to the sum of the Eurodollar Rate plus the Applicable Margin.  The Eurodollar-Based Rate shall change immediately and contemporaneously with each change in the Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Lender pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.  If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Lender to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Lender and with a term equivalent to such Interest Period would be offered by the Lender’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

KEYW and Subsidiaries
Credit and Security Agreement

“Eurodollar Rate Loan” means any Loan that bears interest at a rate based on the Eurodollar-Based Rate.

“Event of Default” has the meaning set forth in Section 6 of this Agreement.

“Field Exam” has the meaning set forth in Section 4.9 of this Agreement.

“Financing Documents” means, collectively, this Agreement, the Notes, the Negative Pledge Agreement, any Hedge Agreement, any Letter of Credit Agreement, any Additional Financing Documents, any subordination agreement, and any other instrument, document or agreement now or hereafter executed, delivered or furnished by the Borrowers or any other person evidencing, guaranteeing, securing or in connection with this Agreement or all or any part of the Credit Facilities.

“Fixed Charge Coverage Ratio” means the ratio of (a) Cash Flow to (b) Fixed Charges.

“Fixed Charges” means the sum of scheduled principal payments made on long-term debt and capitalized lease obligations, plus interest expense, plus lease and/or rent expense measured in accordance with the Annualization Calculation plus any contingent cash consideration payments.

“GAAP” means generally accepted accounting principles in the United States of America.

“Government Contract” means (i) any contract entered into by the Borrowers with the United States government or any state or local government or any division, department, or instrumentality thereof and (ii) any contract entered into between the Borrowers and any “prime” contractor providing goods and services to the United States government or any state or local government or any division, department, or instrumentality thereof.

 “Hazardous Materials” shall mean hazardous wastes, hazardous substances, toxic chemicals and substances, oil and petroleum products and their by-products, radon, asbestos, pollutants or contaminants.

“Hedge Agreement” means any agreement between the Borrowers and the Lender or any affiliate of the Lender now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any similar transaction or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers’ exposure to fluctuations in interest or exchange rates, loan, credit, exchange, security or currency valuations or commodity prices in connection herewith.

KEYW and Subsidiaries
Credit and Security Agreement

“Insight” means Insight Information Technology, LLC, a Delaware limited liability company.

“Interest Payment Date” means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to the Eurodollar Rate Loan and the Revolving Credit Expiration Date or the Term Loan Maturity Date, as applicable; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrowers in the Advance/Continuation Request; provided that:

(i)  any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Revolving Credit Expiration Date or the Term Loan Maturity Date, as applicable.

“Lender” has the meaning given to such term in the preamble hereto.

“Letter of Credit” means any letter of credit issued by the Lender for the account of the Borrowers under the Revolving Credit Facility.

“Letter of Credit Account” has the meaning set forth in Section 1.2(m) of this Agreement.

“Letter of Credit Agreement” means an Application and Agreement for Letter of Credit on the Lender’s standard form, as such form may be revised by the Lender in its discretion at any time and from time to time hereafter.

“Letter of Credit Exposure” means at any time the sum of (x) the undrawn amount of all Letters of Credit outstanding at such time, and (y) all Letter of Credit Obligations outstanding at such time.

“Letter of Credit Fee” has the meaning set forth in Section 1.2(l) of this Agreement.

KEYW and Subsidiaries
Credit and Security Agreement

“Letter of Credit Obligations” means, collectively, (i) the amount of each draft drawn under or purporting to be drawn under a Letter of Credit, (ii) the amount of any and all charges, reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which the Lender may charge, pay or incur for drawings under a Letter of Credit, transfers of a Letter of Credit, amendments to and extensions of a Letter of Credit and for the prosecution or defense of any action arising out of or in connection with any Letter of Credit, including, without limitation, any action to enjoin full or partial payment of any draft drawn under or purporting to be drawn under any Letter of Credit, including, but not limited to, Letter of Credit Fees, (iii) interest on all amounts payable under (i) and (ii) above from the date due until paid in full at a per annum rate of interest equal at all times to the Default Rate.

“Loans” mean collectively, the unpaid balance of Advances under the Revolving Credit Facility and the Term Loan, which may be ABR Loans or Eurodollar Rate Loans.

“Negative Pledge Agreement” means the Covenant Not to Convey and Negative Pledge Agreement executed by all of the Borrowers of even date in favor of the Lender.

“Notes” means, collectively, the Revolving Loan Note and the Term Note.

“Obligations” shall mean all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrowers to the Lender both now existing and hereafter arising under, as a result of, on account of, or in connection with, this Agreement and any and all amendments, restatements, supplements and modifications hereof made at any time and from time to time hereafter, the Notes, any and all extensions, renewals or replacements thereof, amendments thereto and restatements or modifications thereof made at any time or from time to time hereafter, the Letter of Credit Agreements, or the other Financing Documents, including, without limitation, future advances, principal, interest, indemnities, fees, late charges, Letter of Credit Exposure, Enforcement Costs and other costs and expenses whether direct, contingent, joint, several, matured or unmatured, and the indebtedness owed under any Hedge Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or its successor entity.

“Permitted Acquisition” means the acquisition or purchase of, or investment in, any Person, any operating division or unit of any Person, or the Capital Stock or operational assets of any Person or the combination with any Person by any Borrower (each individually, a “Subject Transaction”) regardless of the structure of the Subject Transaction, provided that the aggregate of such Subject Transactions does not total more than $5,000,000 in any calendar year, unless such is approved by the Lender in writing prior to consummation; provided, however, that the acquisition of TAG and Insight shall not be included within the calendar year aggregate cap for calendar year 2010.

“Permitted Liens” means liens permitted pursuant to Section 5.6 of this Agreement.

“Person” means any natural person, individual, company, corporation, partnership, joint venture, unincorporated association, government or political subdivision or agency thereof, or any other entity of whatever nature.

“Plan” means any pension, employee benefit, multi-employer, profit sharing, savings, stock bonus or other deferred compensation plan.

KEYW and Subsidiaries
Credit and Security Agreement

“Prime-Based Rate” means a floating and fluctuating per annum rate of interest equal at all times to the sum of the Prime Rate plus one percent (1%).

“Prime Rate” shall mean the floating and fluctuating per annum rate of interest of the Lender at any time and from time to time established and declared by the Lender in its sole and absolute discretion as its prime rate, and does not necessarily represent the lowest rate of interest charged by the Lender to borrowers.

“Reserve Requirements” means the maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, emergency or other reserves) are required to be maintained under Regulation D of the Federal Reserve Board or otherwise by any statute or regulation applicable to the class of commercial banks which includes the Lender.

“Revolving Credit Account” means the loan account maintained by the Lender with respect to Advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.

“Revolving Credit Amount” means the amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), as the same may from time to time be increased in accordance with the provisions of Section 1.3 of this Agreement.

“Revolving Credit Expiration Date” means February 20, 2011, or such later date as to which the Lender shall, in its discretion, agree to extend the Revolving Credit Expiration Date.

“Revolving Credit Exposure” means, at any time, the sum of the aggregate principal amount of outstanding Advances plus the Letter of Credit Exposure.

“Revolving Credit Facility” shall mean the revolving credit facility established pursuant to Sections 1.2 and 1.3 hereof, as applicable, in a maximum principal amount at any one time outstanding equal to the Revolving Credit Amount, made available to the Borrowers pursuant to this Agreement.

“Revolving Loan Note” means the Revolving Loan Note in the amount of Twenty Seven Million Five Hundred Thousand Dollars ($27,500,000) executed by the Borrowers and payable to the order of the Lender, as amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Senior Funded Debt” shall mean the sum of all of the outstanding Obligations to the Lender, all Capital Leases and all indebtedness secured by Permitted Liens to the extent not otherwise subordinated.

“Subordinated Debt” means debt of the Borrowers, the payment of which is subordinated to the repayment of the Obligations on terms satisfactory to the Lender in its sole discretion.

KEYW and Subsidiaries
Credit and Security Agreement

“Subordination Agreement” means that certain Subordination Agreement dated as of February 22, 2010, by and among TAG Holdings, LLC, the Lender, and HoldCo, as amended from time to time.

“Subsidiary” means an entity of which the Borrowers directly or indirectly owns or controls securities or other ownership interests representing more than 50% of the ordinary voting power thereof.

“TAG Earn-Out Payment” shall mean any “earn-out” payments required to be made pursuant to the Contribution Agreement.

“Term Loan” shall mean the term loan in the principal amount of $5,000,000 made pursuant to Section 1.4 hereof.

“Term Loan Interest Rate” shall mean the Eurodollar-Based Rate plus seventy-five (75) basis points.

“Term Loan Maturity Date” shall mean February 20, 2011.

“Term Note” shall mean the Term Note of even date herewith from the Borrowers made payable to the order of the Lender, as amended from time to time.

“Total Funded Debt” shall mean all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long-term debt, Capital Leases and Subordinated Debt.

“Unused Commitment Fee” shall mean the fee paid by the Borrowers to the Lender pursuant to Section 1.2(e).

“Unused Commitment Fee Percentage” shall mean the percentage upon which the Unused Commitment Fee shall be calculated, as determined in accordance with Attachment I hereto.  The Unused Commitment Fee Percentage earned during any calendar quarter shall be determined based upon the Borrowers’ ratio of Total Funded Debt to EBITDA as of the last day of the immediately prior calendar quarter.  The Unused Commitment Fee Percentage shall be determined and adjusted quarterly on the first day of the first month after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of this Agreement.

1.2.         Revolving Credit Facility.

(a)           Advances and Letters of Credit. Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender agrees at any time and from time to time to make Advances to the Borrowers and issue Letters of Credit for the account of the Borrowers from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which this Revolving Credit Facility is terminated pursuant to Section 7 hereof, in an aggregate principal amount at any time outstanding not to exceed the lesser of (i)  the Revolving Credit Amount or (ii) the Borrowing Base; provided, however, that  in no event shall the total Letter of Credit Exposure exceed $2,000,000 at any one time.

KEYW and Subsidiaries
Credit and Security Agreement

In no event shall the Lender be obligated to make an Advance or issue a Letter of Credit hereunder if a Default shall have occurred and be continuing.  Unless sooner terminated pursuant to other provisions of this Agreement, this Revolving Credit Facility and the obligation of the Lender to make Advances and issue Letters of Credit hereunder shall automatically terminate on the Revolving Credit Expiration Date without further action by, or notice of any kind from, the Lender.  Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrowers may borrow, repay and re-borrow under this Revolving Credit Facility.  The fact that there may be no Advances or Letters of Credit outstanding at any particular time shall not affect the continuing validity of this Agreement.

All Advances must be in the minimum amount of One Hundred Thousand Dollars ($100,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof.  All Advances requested by the Borrowers are to be in writing pursuant to a written request ("Advance/Continuation Request") in the form of Exhibit B attached hereto.  Each such Advance/Continuation Request must be received by the Lender not later than 11:00 a.m., Baltimore, Maryland time, three (3) Business Days prior to the requested date of any Advance and must specify the amount of the Advance and the Interest Period.  If no Interest Period is specified, the Interest Period shall be deemed to be a one month period.  Upon receiving an Advance/Continuation Request for an Advance in accordance with the foregoing sentence, and subject to the conditions set forth in this Agreement, the Lender shall make the requested Advance available to the Borrowers as soon as is reasonably practicable thereafter on the day the requested Advance is to be made (which shall be a Business Day).

(b)          Use of Proceeds of Advances.  The proceeds of each Advance may be deposited by the Lender in the Borrowers’ demand deposit account with the Lender.  The proceeds of the Advances shall be used solely for Permitted Acquisitions, for working capital, for the issuance of Letters of Credit, and for other lawful purposes.

(c)           Liability of Lender. The Lender shall in no event be responsible or liable to any person other than the Borrowers for the disbursement of or failure to disburse Advances or any part thereof, and no other party shall have any right or claim against the Lender under this Agreement or the other Financing Documents.

(d)           Interest on Advances; Repayment of Advances. Except for any period during which an Event of Default shall have occurred and be continuing, each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar-Based Rate for such Interest Period, and each ABR Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime-Based Rate.  Interest on each Eurodollar Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest on each ABR Loan shall be due and payable on the first day of each month.

After maturity (whether by acceleration or otherwise), or during any period in which an Event of Default exists and remains continuing, the unpaid principal balance of the Advances shall bear interest at a rate equal to the Default Rate.

KEYW and Subsidiaries
Credit and Security Agreement

Notwithstanding any other provision of this Agreement, if the Lender determines (which determination shall be conclusive) (i) that any applicable law, rule, or regulation, or any change in the interpretation of any such law, rule, or regulation shall make it unlawful or impossible for the Lender to charge or collect interest at the Eurodollar-Based Rate;  (ii) that adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate;  (iii) that deposits in Dollars (in the applicable amounts) are not being offered to the Lender in the relevant market; or (iv) that the Eurodollar Base Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining the Advances, then upon written notice from the Lender to the Borrowers, the entire outstanding principal balance of the Revolving Credit Facility shall bear interest at the Prime-Based Rate.

If not sooner paid, the entire outstanding principal balance of the Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Credit Expiration Date.

(e)           Unused Commitment Fee.  During the period from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which the Revolving Credit Facility is terminated pursuant to the provisions hereof, the Borrowers shall pay to the Lender an availability fee in a per annum amount equal to the Unused Commitment Fee Percentage times the average daily unused portion of the Revolving Credit Amount.  Such availability fee shall commence to accrue on the date of this Agreement and shall be due and payable by the Borrowers quarterly, in arrears, commencing on March 31, 2010, and, on the last Business Day of each third month thereafter, and on the earlier of the Revolving Credit Expiration Date or on the date on which the Revolving Credit Facility is terminated pursuant to Section 7 hereof.

(f)           Revolving Loan Note; Revolving Credit Account.  The Borrowers’ obligation to pay the Advances with interest shall be evidenced by the Revolving Loan Note.  The Lender will maintain the Revolving Credit Account with respect to Advances, repayments and prepayments of Advances, the accrual and payment of interest on Advances and all other amounts and charges owing to the Lender in connection with Advances.  Except for demonstrable error, the Revolving Credit Account shall be conclusive as to all amounts owing by the Borrowers to the Lender in connection with and on account of Advances.

(g)           Required Prepayments of Advances. On any date on which the Revolving Credit Exposure exceeds the then current Borrowing Base (such excess being hereinafter called a “Borrowing Base Deficiency”), the Borrowers shall pay to the Lender on each such date an amount equal to the Borrowing Base Deficiency.

(h)           [Intentionally Omitted].

KEYW and Subsidiaries
Credit and Security Agreement

(i)            Voluntary Prepayments; Voluntary Termination.  Within the limitations set forth herein and subject to the provisions of this Agreement, the Borrowers may, upon notice to the Lender, at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 11:00 a.m., Baltimore, Maryland time (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of ABR Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof; and (iii) any prepayment of ABR Loans shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.  Each such notice shall specify the date and amount of such prepayment and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Eurodollar Rate Loans.  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to the following paragraph.

Upon written demand of the Lender from time to time, the Borrowers shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of: (a)  any continuation, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b)  any failure by the Borrowers to prepay, borrow, or continue any Eurodollar Rate Loan on the date or in the amount notified by the Borrowers; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Eurodollar Rate Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any other fees, including, without limitation, Breakage Fees and customary administrative fees incurred or charged by the Lender in connection with the foregoing.  For purposes of calculating amounts payable by the Borrowers to the Lender under this paragraph, the Lender shall be deemed to have funded each Eurodollar Rate Loan at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

(j)            Terms of Letters of Credit.  Each Letter of Credit shall (i) be a commercial Letter of Credit or a standby Letter of Credit, (ii) be opened pursuant to a Letter of Credit Agreement duly executed and delivered to the Lender by the Borrowers prior to the issuance of such Letter of Credit, (iii) either expire on the Revolving Credit Expiration Date or not extend more than three hundred sixty four (364) days beyond the Revolving Credit Expiration Date provided that the Borrowers Cash Collateralize such Letters of Credit that extend beyond the Revolving Credit Expiration Date as contemplated below, (iv) be in an amount not less than $10,000, (v) be issued in the ordinary course of the Borrowers’ business, and (vi) be issued in accordance with the Lender’s then current practices relating to the issuance of letters of credit.  All powers, right, remedies and provisions set forth in any Letter of Credit Agreement shall be in addition to those set forth herein.  In the event of any conflict between the provisions of this Agreement and the provisions of any Letter of Credit Agreement, the provisions of this Agreement shall prevail and control unless expressly provided otherwise herein or in the Letter of Credit Agreement.  If, as of the Revolving Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the then outstanding amount of all such obligations, in an amount equal thereto determined as of the Revolving Credit Expiration Date, as the case may be.  For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Lender, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Lender.

KEYW and Subsidiaries
Credit and Security Agreement

(k)           Procedures for Letters of Credit.  The Borrowers shall give the Lender written notice of their request for a Letter of Credit at least three (3) Business Days prior to the date on which the Letter of Credit is to be opened by delivering to the Lender a duly executed Letter of Credit Agreement in form and content acceptable to the Lender setting forth (i) the face amount of the Letter of Credit, (ii) the name and address of the beneficiary of the Letter of Credit, (iii) whether the Letter of Credit is irrevocable or revocable, (iv) whether the Letter of Credit requested is a standby or commercial Letter of Credit, (v) the date the Letter of Credit is to be opened and the date the Letter of Credit is to expire, (vi) the purpose of the Letter of Credit, (vii) the terms and conditions for any draws under the Letter of Credit, and (viii) such other information as the Lender may reasonably deem to be necessary or desirable.

(l)            Letter of Credit Fees.  With respect to each Letter of Credit issued hereunder, the Borrowers shall pay to the Lender a letter of credit fee (the “Letter of Credit Fee”) in an amount per annum set forth in the table attached hereto as Attachment I, payable quarterly in advance, plus the Lender’s then standard fee for the issuance, negotiation, processing and administration of letters of credit of the same type as the Letter of Credit.  The amount of the Letter of Credit Fee payable per annum with respect to any Letter of Credit shall be a percentage of the face amount of such Letter of Credit, calculated on the basis of the table included as Attachment I hereto, based upon the Borrowers’ ratio of Total Funded Debt to EBITDA as of the end of the calendar quarter immediately preceding the date of calculation.

(m)          Agreement to Pay Letter of Credit Obligations.  The Borrowers shall pay to the Lender the Letter of Credit Obligations when due; provided, however, that (a) so long as the Borrowers have availability under the Revolving Credit Facility, the Lender may, and is hereby authorized to, make Advances to itself to pay when due any or all Letter of Credit Obligations incurred in connection with Letters of Credit.  The Lender may maintain on its books a letter of credit account (the “Letter of Credit Account”) with respect to the Letter of Credit Obligations paid and payable from time to time hereunder.  Except for demonstrable error, the Letter of Credit Account shall be conclusive as to all amounts owing by the Borrowers to the Lender in connection with and on account of the Letter of Credit Obligations.  From the date due until paid in full, all Letter of Credit Obligations shall bear interest at the Default Rate.

(n)          Agreement to Pay Absolute.  The obligation of the Borrowers to pay Letter of Credit Obligations set forth above shall be absolute and unconditional and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, (ii) the existence of any claim, setoff, defense or other right which the Borrowers may at any time have against the beneficiary under any Letter of Credit or the Lender, (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue provided that payment by the Lender under such Letter of Credit against presentation of such draft shall not have constituted gross negligence or willful misconduct, and (iv) any other events or circumstances whatsoever, whether or not similar to any of the foregoing provided that the payment by the Lender under the Letter of Credit shall not have constituted gross negligence or willful misconduct of the Lender.

KEYW and Subsidiaries
Credit and Security Agreement

(o)           Commitment Fee.  In consideration for the agreements of the Lender as set forth herein, the Borrowers agree to pay to the Lender on the date of this Agreement an upfront fee equal to 25 basis points of the Revolving Credit Amount, which fee shall be deemed earned upon its receipt by the Lender.   On each date on which the Revolving Credit Amount is increased in accordance with the provisions of Section 1.3 hereof, the Borrowers shall pay to the Lender a commitment fee equal to 25 basis points times the amount of such increase.

1.3         Accordion Facility.  Subject to the terms and conditions of this Agreement (including, without limitation, all of the conditions precedent to the making of Advances set forth herein), from the date hereof until the earlier of the Revolving Credit Expiration Date or the date on which this facility is otherwise terminated pursuant to the provisions of Section 7, the Lender may, in its sole and absolute discretion, from time to time make Advances to the Borrowers in an amount greater than the difference between the then-current Revolving Credit Amount and the then-current Revolving Credit Exposure (that portion of each such Advance that exceeds the then-current Revolving Credit Amount being hereinafter called a “Accordion Advance”); provided, however, that: (a) each Accordion Advance shall be for the purpose of supporting a Permitted Acquisition with respect to which the information required by Section 2.3 hereunder has been provided to the Lender, (b) each Accordion Advance shall be in a minimum increment of $2,500,000, (c) requests for Accordion Advances may not be made more than two (2) times in any 365-day period, (d) the aggregate principal amount of all Accordion Advances shall not exceed $10,000,000, and (e) in no event shall the Lender make a new Accordion Advance hereunder if an Event of Default shall have occurred and be continuing.

Once an Accordion Advance has been made hereunder, it shall be considered an Advance for all purposes under this Agreement (including, without limitation the calculation of the Revolving Credit Exposure) and shall be repaid in accordance with the terms and conditions hereof.  Each time the Lender makes an Accordion Advance, the Revolving Credit Amount shall automatically and permanently increase to an amount equal to the Revolving Credit Exposure (after giving effect to such Accordion Advance).   The Revolving Credit Amount may not be reduced in the same manner.

1.4         Term Loan

(a)           Advance of Term Loan. Subject to and upon the provisions of this Agreement and relying upon the representations and warranties herein set forth, the Lender shall advance to the Borrowers on the date hereof the Term Loan in the principal amount of $5,000,000.  Amounts advanced and repaid under the Term Loan may not be re-borrowed.

(b)           Deposit of Proceeds.  The proceeds of the Term Loan will be deposited by the Lender in the Borrowers’ demand deposit account with the Lender.

KEYW and Subsidiaries
Credit and Security Agreement

(c)           Interest on Term Loan. Except for any period during which an Event of Default shall have occurred and be continuing, the Borrowers shall pay interest (calculated on a daily basis) on the unpaid principal balance of the Term Loan until maturity (whether by acceleration, extension or otherwise) at a per annum rate of interest equal at all times to the Term Loan Interest Rate in effect from time to time.

After maturity, or during any period in which an Event of Default exists and remains continuing, the unpaid principal balance of the Term Loan shall bear interest at a rate equal to the Default Rate.

Notwithstanding any other provision of this Agreement, if the Lender determines (which determination shall be conclusive) (i) that any applicable law, rule, or regulation, or any change in the interpretation of any such law, rule, or regulation shall make it unlawful or impossible for the Lender to charge or collect interest at the Term Loan Interest Rate, or (ii) that quotations of interest rates for the relevant deposits referred to in the definition of the Term Loan Interest Rate are not being provided in the relevant amounts or for the relevant maturities, then upon written notice from the Lender to the Borrowers, the entire outstanding principal balance of the Term Loan shall bear interest at the Prime-Based Rate plus twenty-five (25) basis points.

(d)          Repayment of Principal of and Interest on Term Loan.  The unpaid principal balance of the Term Loan, together with accrued and unpaid interest thereon, shall be paid as follows:

(i)
Interest on the Term Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided, however, during any period in which the Term Loan bears interest at the Prime-Based Rate, interest shall be due and payable on the first day of each month during such period.

(ii)
Commencing on the first day of May, 2010, and continuing on the first (1st) day of each calendar month thereafter until the Term Loan Maturity Date, the Borrowers shall make consecutive monthly payments of principal, each in the amount of $500,000.

(iii)	Unless sooner paid, the entire unpaid principal balance of the Term Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the Term Loan Maturity Date.

(e)          Term Note.  The Borrowers’ obligation to repay the Term Loan with interest shall be evidenced by the Term Note.

(f)          Voluntary Prepayments; Voluntary Termination.  The Borrowers may prepay all or any portion of the Term Loan, from time to time without premium or penalty.  Any prepayment shall be applied first to accrued and unpaid interest, and then to the principal portion of the regular monthly installments in the inverse order of their maturity.

(g)          Commitment Fee.  In consideration for the agreements of the Lender as set forth herein, the Borrowers agree to pay to the Lender on the date of this Agreement an upfront fee equal to 25 basis points of the amount of the Term Loan, which fee shall be deemed earned upon its receipt by the Lender.

KEYW and Subsidiaries
Credit and Security Agreement

(h)          Mandatory Prepayments.  Upon the consummation of any securities or other equity offering by any Borrower (excluding (i) equity issued upon exercise of employee and director options or as restricted stock issued under compensatory arrangements with employees, consultants and directors, (ii) equity issued in a stock split, stock dividend or similar capital event not for the purpose of raising cash, (iii) equity issued in a business combination or reorganization not for the purpose of raising cash, (iv) equity issued in connection with the exercise of any warrant issued by HoldCo, (v) equity issued in connection with a Permitted Acquisition (but in no event issued more than 30 days from the consummation of such Permitted Acquisition) in an aggregate amount not to exceed 3% of the then current issued and outstanding shares of HoldCo, (vi) equity issued for cash for the purpose of funding the acquisition price and related costs and expenses of one or more Permitted Acquisitions, and (vii) any other securities or equity offering not otherwise permitted hereunder in an aggregate amount not to exceed $1,000,000 in any twelve-month period), the Borrowers shall make a prepayment of the Term Loan in an amount equal to the lesser of (i) the outstanding balance of the Term Loan and (ii) the amount of the net proceeds from such securities or other equity offering.

Notwithstanding any other provision of this Agreement, if the Lender determines (which determination shall be conclusive) (i) that any applicable law, rule, or regulation, or any change in the interpretation of any such law, rule, or regulation shall make it unlawful or impossible for the Lender to charge or collect interest at the Eurodollar-Based Rate; (ii) that adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate; (iii) that deposits in Dollars (in the applicable amounts) are not being offered to the Lender in the relevant market; or (iv) that the Eurodollar Base Rate will not adequately and fairly reflect the cost to the Lender of making or maintaining the Term Loan, then upon written notice from the Lender to the Borrowers, the entire outstanding principal balance of the Term Loan shall bear interest at the Prime-Based Rate.

1.5.        Additional Provisions.

(a)           Interest Calculation.  All interest and fees payable under the provisions of this Agreement or the Notes shall be computed on the basis of actual number of days elapsed over a year of 360 days.

(b)           Late Charges.  If the Borrowers fail to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Agreement, the Notes or any other Financing Document within fifteen (15) days after the date due and payable, upon written notice by the Lender the Borrowers shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment.  Such 15-day period shall not be construed in any way to extend the due date of any such payment.  Late charges are imposed for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon the occurrence of an Event of Default.

KEYW and Subsidiaries
Credit and Security Agreement

(c)          Payments.  Except as otherwise provided herein, whenever any payment to be made by the Borrowers under the provisions of this Agreement, the Notes, the Letter of Credit Agreements or any other Financing Document is due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of any payment which bears interest, such extension of time shall be included in computing interest on such payment.  All payments of principal, interest, fees or other amounts to be made by the Borrowers under the provisions of this Agreement or the Notes shall be paid without set-off or counterclaim to the Lender at the Lender’s office at 1101 Wootton Parkway, 4th Floor, Rockville, MD 20852, or to such other place as the Lender shall direct in writing, in lawful money of the United States of America in immediately available funds.

(d)           Interest On Overdue Amounts.  If the principal of or interest on, the Notes or any other amount required to be paid to the Lender hereunder or under the Notes  or any of the other Financing Documents is not paid within fifteen (15) days after the date when the same becomes due and payable, whether by acceleration or otherwise, the Borrowers shall on demand from time to time pay to the Lender interest on such principal, interest or other amount from the date due until the date of payment (after as well as before any judgment) at a rate per annum equal to the Default Rate.

(e)           Collateral and Joinder of Future Subsidiaries.  (1) In order to secure the full and punctual payment of the Obligations in accordance with the terms thereof, and to secure the performance of this Agreement and the other Financing Documents, the Borrowers hereby pledge and assign to the Lender, and grant to the Lender a continuing lien and security interest in and to the Collateral, both now owned and existing and hereafter created, acquired and arising and regardless of where located.

(2)           Promptly, following the acquisition or creation thereof and in any event within thirty (30) days after a written request with respect thereto, the Borrowers shall cause each of the Borrowers’ future Subsidiaries (except for any Subsidiary formed for the purpose of effectuating a Permitted Acquisition or other transaction permitted under Section 5.9 of this Agreement and which Subsidiary shall not be the surviving entity) to become party to this Agreement, and to execute and deliver an appropriate joinder agreement satisfactory in form and content to the Lender and thereby joining in the Borrowers’ obligations under this Agreement as co-borrower.

(3)           Promptly, following the acquisition or creation thereof and in any event within thirty (30) days after a written request with respect thereto, the Borrowers shall cause such future Subsidiary (except as otherwise provided in Section 1.5(e)(2) of this Agreement) to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Lender to be necessary or desirable for the creation and perfection of the foregoing liens (including legal opinion, consents, corporate documents and any additional or substitute security agreements or mortgages).  The Borrowers will cause such Subsidiary to take all actions requested by the Lender (including, without limitation, the filing of UCC-1's) in connection with the granting of such security interests.

KEYW and Subsidiaries
Credit and Security Agreement

(4)           The security interests required to be granted pursuant to this Section shall be granted pursuant to such additional security documentation as is reasonably satisfactory in form and substance to Lender (the “Additional Financing Documents”) and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Permitted Liens.  The Additional Financing Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Lender, granted pursuant to the Additional Financing Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrowers.  At the time of the execution and delivery of Additional Financing Documents, the Borrowers shall cause to be delivered to the Lender such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Lender to assure it that this Section has been complied with.

(5)           Automatic Debit. To ensure timely payment of all interest and other sums due hereunder, the Borrowers hereby authorize and instruct the Lender to either (i) debit, on the due date thereof, a demand deposit account established and maintained at the Lender for the amount then due, or (ii) at the Lender’s option, cause an Advance to be made sufficient to pay the amount then due.  This authorization shall not affect the obligation of the Borrowers to pay such sums when due, without notice, if there are insufficient funds available to make any payment in full on the due date thereof, or if the automatic debit feature is at any time terminated by the Lender in its discretion.

(f)           Calculation of Applicable Margin. If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers or for any other reason,  the Borrowers or the Lender determine that (i) the ratio of Total Funded Debt to EBITDA as calculated by Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of such financial covenant would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Lender, promptly on demand by Lender (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Bankruptcy Code, automatically and without further action by the Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  The Borrowers’ obligations under this paragraph shall survive the repayment of all other Obligations hereunder.

(g)           Continuation of Eurodollar Rate Loans.  The Borrowers may continue any Eurodollar Rate Loan upon the expiration of an Interest Period with respect thereto by delivering an Advance/Continuation Request to the Lender at least three (3) Business Days prior to the proposed date of extension.  If the continuation of Eurodollar Rate Loans is not permitted hereunder, each such Eurodollar Rate Loan shall be automatically converted to an ABR Loan at the end of the applicable Interest Period with respect thereto. If the Borrowers request a continuation of a Eurodollar Rate Loan in any such Advance/Continuation Request, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.   If the Borrowers fail to request a continuation of any Eurodollar Rate Loan prior to the expiration of the Interest Period with respect thereto, such Eurodollar Rate Loan shall be deemed to have an Interest Period of one month thereafter, effective as of the last day of the Interest Period then in effect.  A Eurodollar Rate Loan may be continued only on the last day of an Interest Period for such Eurodollar Rate Loan.

KEYW and Subsidiaries
Credit and Security Agreement

There shall not be more than five (5) Interest Periods in effect at any one time with respect to all Eurodollar Rate Loans.

1.6.        The Borrowers’ Representative. Each of the Borrowers hereby represents and warrants to the Lender that it will derive benefits, directly and indirectly, from the proceeds of each Advance and Letter of Credit, both in its separate capacity and as a member of the integrated business to which each of the Borrowers belong.  For administrative convenience, HoldCo is hereby irrevocably appointed by each of the Borrowers as agent for each of the Borrowers for the purpose of requesting Advances and Letters of Credit hereunder from the Lender, receiving the proceeds of Advances and disbursing the proceeds of Advances among the Borrowers.  In its capacity as such agent, HoldCo shall have the power and authority through its authorized officer or officers to (i) endorse any check for the proceeds of any Advance for and on behalf of each of the Borrowers and in the name of each of the Borrowers, and (ii) instruct the Lender to credit the proceeds of any Advance directly to a banking account of any of the Borrowers.  By reason of the foregoing, the Lender is hereby irrevocably authorized by each of the Borrowers to make Advances to the Borrowers and issue Letters of Credit for the account of the Borrowers pursuant to this Agreement upon the request of any one of the persons who is authorized to do so under the provisions of any applicable corporate resolutions of HoldCo. The Lender assumes no responsibility or liability for any errors, mistakes and/or discrepancies in any oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and any one or more of the Borrowers in connection with any Advance, Letter of Credit or other transaction pursuant to the provisions of this Agreement, except for acts of gross negligence and/or willful misconduct.

SECTION 2.   Conditions Precedent.

2.1.        Initial Advance or Letter of Credit.  The Lender shall not be required to make the initial Advance, or issue the initial Letter of Credit hereunder, whichever occurs first, unless the following conditions precedent have been satisfied in a manner reasonably acceptable to the Lender and its counsel:

(a)           Borrowers’ Organizational Documents.  The Lender shall have received with respect to the Borrowers:  (i) a copy, certified as of a recent date by the Secretary of State of each Borrowers’ state of organization, of each Borrower’s Articles of Incorporation or Organization, as applicable, as well as a copy of each Borrower’s operating agreement or bylaws, as applicable, and all amendments thereto, (ii) a Certificate of Good Standing for each Borrower as issued by such Borrower’s state of organization, and (iii) a copy, certified to the Lender as true and correct as of the date hereof by the Borrowers, of the resolutions of each Borrowers’ board of directors or consents of managing members, as applicable, authorizing the execution and delivery of this Agreement and the other Financing Documents to which the Borrowers are a party and designating by name and title the officer(s) of the Borrowers who are authorized to sign this Agreement and such other Financing Documents for and on behalf of the Borrowers and to make the borrowings hereunder.

KEYW and Subsidiaries
Credit and Security Agreement

(b)           Lists of Locations, Etc.  The Borrowers shall have delivered to the Lender a list showing the street address, city or county and state of the Borrowers’ chief executive office and of any other location where the Borrowers conduct or have a place of business or where any of the Collateral is or may be located, which list shall include the names of all landlords (and mortgagees) and be accompanied by true and complete copies of all leases, together with all amendments thereto;

(c)           Insurance.  The Borrowers shall have delivered to the Lender a property and casualty insurance policy from a well-rated and responsible insurance company insuring the Collateral in amounts satisfactory to the Lender against loss or damage resulting from fire and other risks insured against by extended coverage, together with a standard non-contributing and non-reporting loss payee endorsement in favor of the Lender in form satisfactory to the Lender, and such other insurance policies as the Lender shall reasonably require;

(d)           Searches.  The Lender shall have received the results of a search by an attorney or company reasonably satisfactory to the Lender of the Uniform Commercial Code filings with respect to the Borrowers in their jurisdictions of organization and in which the Borrowers conduct or have a place of business or in which any of the Collateral is or will be located, accompanied by copies of such filings, if any, and evidence satisfactory to the Lender that any security interest or other lien indicated in any such filing has or will be released or is permitted by the Lender so that the Lender’s security interest in the Collateral will be a perfected first security interest and lien on the Collateral subject only to Permitted Liens and such other matters as the Lender may approve;

(e)           Opinions.  The Lender shall have received the written opinion of counsel of the Borrowers dated on or around the date of this Agreement, reasonably satisfactory in form and content to the Lender, opining, among other things, that the Borrowers are, validly existing, and in good standing, that the Financing Documents executed and delivered by the Borrowers have been duly authorized by all requisite corporate action, and that the Financing Documents executed and delivered by the Borrowers constitute the legal, valid, binding, and enforceable obligations of the Borrowers, enforceable against the Borrowers, as applicable, in accordance with the terms thereof, subject to customary exceptions and limitations reasonably acceptable to the Lender.

(f)           Financing Documents. The Lender shall have received each of the Financing Documents required by the Lender to be executed and delivered prior to the making of the initial Advance.

(g)           Due Diligence.  The Lender shall have received and reviewed such financial information and other due diligence reports as the Lender shall reasonably require including, without limitation, the following information in form and substance satisfactory to the Lender in the Lender’s sole reasonable discretion:

KEYW and Subsidiaries
Credit and Security Agreement

(i)           the Borrowers’ year-to-date financial statements as of December 31, 2009;
(ii)          the Borrowers’ accounts receivable agings and contract backlog data;
(iii)         the Borrowers’ detailed pro forma financial projections (including income statement, balance sheet, and cash flows) covering fiscal years 2010 through 2011 on a quarterly basis, containing an outline and explanation of each assumption governing the creation thereof;
(iv)         copy of the executed Contribution Agreement, dated as of the date hereof, by and among TAG, TAG Holdings, LLC, D. Patrick Curry, 2008 Dennis Patrick Curry Grantor Retained Annuity Trust, Kevin B. Wilshere, HoldCo and the Company (as amended, the “Contribution Agreement”) in connection with the HoldCo’s acquisition of TAG, and the Lender’s confirmation that such agreement evidences a minimum equity contribution of $3,400,000;
(v)          an integration plan that comprehensively outlines timetables and expected hurdles associated with the assimilation of all present and future Subsidiaries;
(vi)         TAG’s audited annual financial statements as of December 31, 2008, and TAG’s year-to-date financial statements as of December 31, 2009; and
(vii)        a Field Exam of TAG.

(h)          Operating Account; Etc.  The Borrowers shall have established an operating account into which Advances shall be paid, and the Borrowers shall maintain their primary accounts with the Lender.

(i)           Borrowing Base Certificate.  The Borrowers shall have delivered to the Lender the initial Borrowing Base Certificate in the form set forth herein as Exhibit A.

(j)           Executed Subordination Agreements.    The Lender shall have received a fully executed subordination agreement or agreements reasonably satisfactory to the Lender in all respects with respect to any Subordinated Debt of the Borrowers, specifically including without limitation the holders of any “take-back” debt.

(k)           Borrowing Base Availability at Closing.  As of the date of this Agreement and after giving effect to the initial Advance, the Borrowers shall have minimum liquidity (i.e., the sum of unrestricted cash and availability under the Borrowing Base) of $1,500,000.

(l)           Background Investigation.  The Lender shall have satisfactorily completed a background investigation of the Borrowers and each Borrower’s senior management.

(m)          Pre-filing Authorization.  The Lender shall have received a writing authorizing the Lender to pre-file UCC-1s to perfect its lien upon the Collateral.

(n)           Payoff Letters from Prior Lenders.  The Lender shall have received payoff letters in form and content satisfactory to the Lender in connection with each Borrower’s relationship with any financial institution that is being refinanced by the transactions evidenced by this Agreement.

KEYW and Subsidiaries
Credit and Security Agreement

(o)           Senior Funded Debt to EBITDA at Closing.  As of the date of this Agreement and after giving effect to the initial Advance, the consolidated ratio of Senior Funded Debt to EBITDA for the Borrowers shall not be greater than 2.50 to 1.0.  The Borrowers shall have provided the Lender with a compliance certificate (in form and substance reasonably satisfactory to the Lender) demonstrating compliance with this Section 2.1(o).

(p)           Additional Documents.  The Borrowers shall have furnished in form and content reasonably acceptable to the Lender any additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may reasonably deem necessary or desirable.

2.2.        Insight Acquisition Advance.  The Lender shall not be required to make any Advance that will be used (in whole or in part) in connection with the acquisition of, or investment in, Insight, unless the following conditions precedent have been satisfied in a manner reasonably acceptable to the Lender and its counsel:

(a)           Due Diligence, Etc. The Borrowers shall have compiled information substantially similar to the items required by Section 2.1 of this Agreement.

(b)           Borrowing Base Availability. As of the date of such acquisition or investment and after giving effect to such Advance, the Borrowers shall have minimum liquidity (i.e., the sum of unrestricted cash and availability under the Borrowing Base) of $2,500,000.

(c)        Senior Funded Debt to EBITDA. As of the date of such acquisition or investment and after giving effect to such Advance, the consolidated ratio of Senior Funded Debt to EBITDA for the Borrowers shall not be greater than 2.50 to 1.0.  The Borrowers shall have provided the Lender with a compliance certificate (in form and substance reasonably satisfactory to the Lender) demonstrating compliance with this provision.

(d)           Additional Documents.  The Borrowers shall have furnished in form and content reasonably acceptable to the Lender any additional documents, agreements, certifications, record searches, insurance policies or opinions which the Lender may reasonably deem necessary or desirable.

2.3.        Accordion Advances.  The Lender shall not consider making any Accordion Advances until the Borrowers have compiled with respect to each proposed acquisition, information substantially similar to the items required by Section 2.1 of this Agreement.

2.4.        All Advances and Letters of Credit.  The Lender shall not be required to make any Advances, including the initial Advance, or issue any Letter of Credit, until compliance to the satisfaction of the Lender with all of the following conditions at the time of and with respect to each Advance or Letter of Credit:

KEYW and Subsidiaries
Credit and Security Agreement

(a)           Representations and Warranties.  No representation or warranty made in or in connection with this Agreement and the other Financing Documents shall be untrue, incorrect or incomplete in any material respect on and as of the date of any Advance or Letter of Credit as if made on such date, except for changes in facts or circumstances arising in the ordinary course of business and which do not constitute a breach of any covenant set forth herein; and

(b)           Event of Default or Default.  No Event of Default or Default shall have occurred and be continuing.

SECTION 3.   Representations and Warranties.  The Borrowers represent and warrant to the Lender that, except as specifically set forth on Schedule 3 attached hereto, the following statements are true, correct and complete in all material respects as of the date hereof and as of each date any Advance is to be made or any Letter of Credit is to be issued hereunder, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true, correct and complete as of such earlier date, and except for changes in facts or circumstances arising in the ordinary course of business and which do not constitute a breach of any covenant set forth herein:

3.1.        Authority, Etc.  THE KEYW HOLDING CORPORATION is duly organized and in good standing under the laws of the State of Maryland under organizational identification number D13357330.  THE KEYW CORPORATION is duly organized and in good standing under the laws of the State of Maryland under organizational identification number D12526901.  INTEGRATED COMPUTER CONCEPTS, INCORPORATED is duly organized and in good standing under the laws of State of Maryland under organizational identification number D04665618.  S&H ENTERPRISES OF CENTRAL MARYLAND, INC. is duly organized and in good standing under the laws of State of Maryland under organizational identification number D03603081.  THE ANALYSIS GROUP, LLC is duly formed and in good standing under the laws of the Commonwealth of Virginia under organizational identification number S067240-4.

The Borrowers are qualified to do business in all states where the Borrowers do business, except where the failure to be so qualified would not materially adversely affect the business, operations or financial condition of the Borrowers.  The Borrowers have the full power and authority to execute, deliver and perform this Agreement and the other Financing Documents to which the Borrowers are a party.  Neither such execution, delivery and performance, nor compliance by the Borrowers with the provisions of this Agreement and of the other Financing Documents to which the Borrowers are a party will conflict with or result in a breach or violation of the Borrowers’ articles of incorporation, articles of organization, bylaws, operating agreements or any similar organizational documents, or any judgment, order, regulation, ruling or law to which the Borrowers are subject or any contract or agreement to which the Borrowers are a party or to which the Borrowers’ assets and properties is subject, or constitute a default thereunder.  The execution, delivery and performance of this Agreement and all other Financing Documents to which the Borrowers are a party have been duly authorized and approved by all necessary action by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

KEYW and Subsidiaries
Credit and Security Agreement

3.2.        Litigation.  There is no litigation or proceeding pending or, to the knowledge of any representative of the Borrowers signing this Agreement on behalf of the Borrowers, threatened against or affecting the Borrowers which might materially adversely affect the business, financial condition or operations of the Borrowers or the ability of the Borrowers to perform and comply with this Agreement or the other Financing Documents to which the Borrowers are a party.

3.3.        Subsidiaries.  Except as set forth on Schedule 3.3 attached hereto, on the Closing Date the Borrowers do not currently have any Subsidiaries that are not Borrowers.

3.4.        Financial Condition.  The Borrowers have heretofore furnished to the Lender certain financial statements.  Such financial statements and all other financial statements and information furnished or to be furnished to the Lender hereunder have been and will be prepared in accordance with generally accepted accounting principles (subject to year-end adjustments and the omission of footnote information) and fairly present in all material respects the financial condition of the Borrowers as of the dates thereof and the results of the operations of the Borrowers for the periods covered thereby.  No material adverse change in the business, financial condition, prospects or operations of the Borrowers have occurred since the date of such financial statements. The Borrowers do not have any indebtedness or liabilities that are required to be accrued on financial statements prepared in accordance with GAAP other than that reflected on such financial statements or expressly permitted by the provisions of this Agreement, and accounts payable incurred in the ordinary course of business since the date of such financial statements. The Borrowers are not in default under any obligation for borrowed money.

3.5.        Taxes.  The Borrowers have filed all federal, state and local income, excise, property and other tax returns which are required to be filed and has paid all taxes as shown on such returns or assessments received (including, without limitation, all F.I.C.A. payments and withholding taxes, if appropriate), except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  No tax liens have been filed and no claims are being asserted with respect to such taxes or assessments.

3.6.        Title to Properties and Collateral.  The Borrowers have good and marketable title to all of the Borrowers’ assets and properties, including, without limitation, the Collateral, and such assets and properties are subject to no liens, security interests or other encumbrances except for those of the Lender or other Permitted Liens.

3.7.        Borrowers’ Name, Business Locations, etc.  The correct legal names of the Borrowers are those specified on Schedule 3.7.  Except as provided on Schedule 3.7, the Borrowers have conducted business under their legal names since their formation. The Borrowers do not do business under any trade or fictitious names.  The chief executive office of the Borrowers and the place where records concerning Accounts and other Collateral are kept are as set forth on Schedule 3.7 hereto, and each other location at which the Borrowers conduct business or keeps any of the Collateral is listed on Schedule 3.7 attached hereto.

KEYW and Subsidiaries
Credit and Security Agreement

3.8.        Compliance with Laws.  (a) To the knowledge of the Borrowers, the Borrowers are not in violation of any applicable federal, state or local law, statute, rule, regulation or ordinance and has not received any notice of, and is not the subject of, any pending investigation or complaint alleging that the Borrowers or the Collateral (or any part thereof) or any other property owned, leased, operated or used by the Borrowers are in violation of any such law, statute, rule, regulation or ordinance, including, without limitation, Environmental Laws other than violations that will not have a material adverse effect on the business, operations or financial condition of the Borrowers.

(b)           To the knowledge of the Borrowers, no Hazardous Materials have been used, located, installed, spilled, treated, released or stored on, under or from any property in or on which the Borrowers conduct their operations except for those which have been handled in a manner not prohibited by applicable Environmental Laws or which will not have a material adverse effect on the business, operations or financial condition of the Borrowers.

3.9.        Federal Reserve Board Regulations.  The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation U of the Board and no part of the proceeds of the Advances will be used for any purpose which entails a violation of Regulations U or X of the Board.

3.10.      ERISA.  No Plan maintained by the Borrowers or any trade or business group with which the Borrowers are affiliated subject to the requirements of ERISA has been terminated, no lien exists against the Borrowers in favor of the PBGC, and no “reportable event” (as such term is defined in ERISA) has occurred with respect to any such Plan. The Borrowers have not incurred any “accumulated funding deficiency” within the meaning of ERISA or any liability to the PBGC in connection with any Plan.  The Borrowers do not have any withdrawal or other liability (absolute, contingent or otherwise) with respect to any multi-employer plan as defined by Section 3(37) of ERISA.  The Borrowers have complied with in all material respects all provisions of ERISA and with all provisions of any Plan sponsored, maintained by, or contributed to, by the Borrowers.

3.11.      Licenses, etc.  The Borrowers have obtained and now hold all licenses, permits, franchises, patents, trademarks, copyrights and trade names which are necessary to the conduct of the business of the Borrowers as now conducted free, to the knowledge of the Borrowers, of any conflict with the rights of any other person.

3.12.      Labor Matters.  Except as disclosed in writing to the Lender, the Borrowers are not subject to any collective bargaining agreements or any agreements, contracts, decrees or orders requiring the Borrowers to recognize, deal with or employ any persons organized as a collective bargaining unit or other form of organized labor.  There are no strikes or other material labor disputes pending or, to the knowledge of the Borrowers, threatened against the Borrowers.  The Borrowers have complied in all material respects with the Fair Labor Standards Act.

3.13.      Accuracy of Information.  To the knowledge of the Borrowers, no information, exhibit, report, statement, certificate or document furnished by the Borrowers to the Lender in connection with this Agreement or the other Financing Documents or the negotiation thereof contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained herein or therein not misleading.

KEYW and Subsidiaries
Credit and Security Agreement

3.14.      No Debarment or Suspension.  The Borrowers are not subject to any pending or threatened debarment or suspension proceedings.

3.15       Intellectual Property.  As of the date of this Agreement, Schedule 3.15 to this Agreement is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which the Borrowers have any right, title, or interest, throughout the world.  At the time that the quarterly financial statements are to be delivered pursuant to Section 4.2(b) of this Agreement, the Borrowers will notify the Lender of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on Schedule 3.15.

3.16.      Assignment of Government Payments.  The Borrowers have the right to assign to the Lender all payments due or to become due under all of the Borrowers’ U.S. Government Contracts and there exists no un-canceled assignment of payment rights under any such Government Contract.

3.17.      Accounts.  With respect to each Account reflected as an Eligible Account in the computations included in any Borrowing Base Certificate, except as specifically disclosed on the applicable Borrowing Base Certificate, (A) such Account represents a bona fide sale of Inventory or rendering of services to the applicable Account Debtor in the ordinary course of the Borrowers’ business and is not evidenced by a judgment, Instrument or Chattel Paper, (B) (1) to the Borrowers’ knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto, and (2) the Borrowers have not made any agreement with the Account Debtor with respect thereto for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of such Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by the Borrowers in the ordinary course of business for prompt payment, (C) to the Borrowers’ knowledge, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on the Borrowers’ books and records, (D) the Borrowers have not received any notice of proceedings or actions that are threatened or pending against the Account Debtor with respect thereto that could reasonably be expected to result in any material adverse change in such Account Debtor's financial condition, (E) the Borrowers have no knowledge that the applicable Account Debtor is unable generally to pay its debts as they become due or is on a “credit watch” list of Dun & Bradstreet, TRW or any other nationally-recognized trade credit association unless the Borrowers have determined in their reasonable credit judgment that such Account Debtor is still creditworthy; (F) the amounts reflected on all records, invoices, statements and collateral reports that may be delivered to the Lender with respect thereto are actually and absolutely owing as indicated thereon and are not in any way contingent, and to the Borrower’s knowledge, each Account Debtor that is a party thereto has the capacity to contract; and (G) each Eligible Account reflected in the computations included in any Borrowing Base Certificate satisfies the criteria established therefor in this Agreement.

KEYW and Subsidiaries
Credit and Security Agreement

3.18.      Government Regulation.  The Borrowers are not an “investment company” or an “affiliated person” of or “provider” or “principal underwriter” for an “investment company” as all such terms are defined in the Investment Company Act of 1940, as amended.

SECTION 4.   Affirmative Covenants. The Borrowers covenant and agree with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

4.1.        Payment of Obligations.  The Borrowers shall punctually pay the principal of and interest on the Credit Facilities and the other Obligations, at the times and places, in the manner and in accordance with the terms of this Agreement, the Notes, and the other Financing Documents.

4.2.        Financial Statements and Other Reports.  The Borrowers shall maintain at all times a system of accounting established and administered in accordance with sound business practices, and will deliver, or cause to be delivered, to the Lender, in form and substance satisfactory to the Lender in all respects:

(a)
Annual Financial Statements.  As soon as available, but in no event later than the earlier of (i) ninety (90) days after the end of each fiscal year of the Borrowers or (ii) upon the filing of Form 10-K with the SEC, the annual consolidated and consolidating financial statements of the Borrowers, (including statements of financial condition, income, profits and loss, cash flows and changes in shareholder’s equity)  audited by independent certified public accountants satisfactory to the Lender;

(b)
Quarterly Financial Statements.  During the first three fiscal quarters of each fiscal year of the Borrowers, as soon as available, but in no event later than the earlier of (i)  forty-five (45) days after the end of each such fiscal quarter or (ii) upon the filing of each Form 10-Q with the SEC, the consolidated and consolidating balance sheets and income statements of the Borrowers prepared by an authorized financial officer of the Borrowers and showing the financial condition of the Borrowers as of the end of such quarter and the results of operations of the Borrowers from the beginning of the current fiscal year of the Borrowers to the end of such quarter;

(c)
Projected Financial Statements.  As soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of the Borrowers, projected financial statements for the Borrowers for the next calendar year, to include income statement, balance sheet, and cash flow projections prepared on a quarterly basis;

KEYW and Subsidiaries
Credit and Security Agreement

(d)
Borrowing Base Certificates.  Within twenty-five  (25) days after the end of each calendar month (and at any other time upon the reasonable request of the Lender), a fully-completed Borrowing Base Certificate, accompanied by accounts receivable agings reports and accounts payable agings reports;

(e)
Compliance Certificates.  Concurrent with the delivery of the financial statements described in Sections (a) and (b) above, a written certification, signed by an authorized financial officer of the Borrowers, to the effect that such officer has no knowledge of the existence of any Defaults under the Financing Documents or if such officer has knowledge of the existence of an Event of Default, a statement as to the nature thereof and the action which the Borrowers proposes to take with respect thereto.  Such written certification shall include the calculations made by the Borrowers to determine compliance by the Borrowers with each of the financial covenants set forth herein as of the date of the financial statements delivered therewith and shall be in substantially the form attached hereto as Exhibit D;

(f)	Contract Backlog Report. Within forty-five (45) days after the end of each quarter, a contract backlog report;

(g)	ERISA Reports. Promptly after filing, a copy of each annual report filed in respect of any Plan subject to ERISA;

(h)
Other Information.  Promptly upon request of the Lender such other information, reports or documents respecting the business, properties, operation or financial condition of the Borrowers as the Lender may at any time and from time to time reasonably request.

4.3.        Conduct of Business and Maintenance of Existence.  The Borrowers shall continue to engage in business of the same general type as now being conducted by the Borrowers and do and cause to be done all things necessary to maintain and keep in full force and effect their corporate or limited liability company, as applicable, existence in good standing in each jurisdiction in which they conduct business.

4.4.	Compliance with Laws.

(a)           The Borrowers shall comply in all material respects with all laws, statutes, ordinances, orders, rules or regulations applicable to the Borrowers or the Collateral (or any part thereof) or to any other property owned, leased, operated or used by the Borrowers, including, without limitation, Environmental Laws.

KEYW and Subsidiaries
Credit and Security Agreement

(b)        The Borrowers will not use, locate, install, spill, treat, release or store Hazardous Materials on, under or from any property owned, leased, operated or used by the Borrowers unless such Hazardous Materials are handled in a manner not prohibited by applicable Environmental Laws and are handled in a manner and in such quantities that would not constitute a hazard to the environment or human health and safety or subject the Borrowers to any prosecution or material liability in connection therewith.  The Borrowers will dispose of all Hazardous Materials only at facilities and/or with carriers that maintain governmental permits under applicable Environmental Laws.  The Borrowers shall promptly, at the cost and expense of the Borrowers, take all action required by Environmental Laws to remedy or correct any violation of Environmental Laws by the Borrowers, the Collateral (or any part thereof) or by any other property owned, leased, used or operated by the Borrowers.

(c)         [Intentionally Omitted].

(d)        The Borrowers hereby agree to indemnify and hold the Lender and its employees and agents harmless from and against any and all liability, loss, damage, costs and expenses suffered or incurred by the Lender during or after the term of this Agreement arising out of or resulting from a violation of any Environmental Laws by the Borrowers, the Collateral (or any part thereof) and any other property owned, leased, used or operated by the Borrowers provided, however, that the Borrowers shall not be required to indemnify any party for  liability, loss, damage, costs, or expenses arising from such party’s own gross negligence or willful misconduct.  The obligations and liabilities of the Borrowers under the foregoing indemnity, together with interest thereon commencing ten (10) days after the date written demand is received by the Borrowers until paid in full at the Default Rate, shall be paid by the Borrowers to the Lender upon written demand and shall be a part of the Obligations hereunder.  The foregoing indemnity shall survive the payment of all other Obligations and the release of the Collateral.

4.5.       Payment of Liabilities and Taxes.  The Borrowers shall pay, when due, all of their indebtedness and liabilities, and pay and discharge promptly all taxes, assessments and governmental charges and levies (including, without limitation, F.I.C.A. payments and withholding taxes) upon the Borrowers or upon the Borrowers’ income, profits or property (including, without limitation, the Collateral), except to the extent the amount or validity thereof is contested in good faith by appropriate proceedings so long as adequate reserves have been set aside therefore.

4.6.       Contractual Obligations.  The Borrowers shall comply with any agreement or undertaking to which the Borrowers are a party and maintain in full force and effect all contracts and leases to which the Borrowers are or become a party, in each case unless the failure to do so would not have a material adverse effect on the business, operation, properties or financial condition of the Borrowers taken as a whole.

4.7.       Maintenance of Properties; Collateral.  The Borrowers shall do all things necessary to maintain, preserve, protect and keep their properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that the Borrowers’ businesses may be properly conducted at all times, in each case unless the failure to do so would not have a material adverse effect on the business, operation or financial condition of the Borrowers.  The Borrowers shall perform, observe, and comply with all of the terms and provisions to be performed, observed or complied with by them under each contract, agreement or obligation relating to the Collateral.  The Lender shall have no duty to, and the Borrowers hereby release the Lender from all claims for loss or damage caused by the failure of the Lender to, collect, protect, preserve or enforce any of the Collateral or preserve rights against account debtors and prior parties to the Collateral.

KEYW and Subsidiaries
Credit and Security Agreement

4.8.       Insurance.  The Borrowers shall maintain, with financially sound, well rated and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and in any event as is ordinarily and customarily carried by (and, as implied, economically available to) companies similarly situated and in the same or similar businesses as the Borrowers.  The Borrowers will pay, when due, all premiums on such insurance and will furnish to the Lender, upon request, evidence of payment of such premiums and other information as to the insurance carried by the Borrowers.  Such insurance shall include, as applicable and without limitation, (a) comprehensive fire and extended coverage insurance on the physical assets and properties of the Borrowers against such risks, with such loss deductible amounts and in such amounts conforming to prudent business practices and in such minimum amounts that the Borrowers will not be deemed a co-insurer under applicable insurance laws, regulations, policies and practices, and (b) public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrowers, and  (c) worker’s compensation insurance (as applicable).

4.9.       Inspection.  The Borrowers shall permit the Lender, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrowers, to examine and make copies of the books of accounts and other financial records of the Borrowers, and to discuss the affairs, finances and accounts of the Borrowers with, and to be advised as to the same by, the Borrowers (or their representatives) at such reasonable times and intervals as the Lender may designate.  In connection with the foregoing, the Lender and its representatives and agents shall have the right, upon reasonable notice and during regular working hours, to (a) enter any business premises of the Borrowers or any other premises where the Collateral and the records relating thereto may be located and to audit, appraise, examine and inspect the Collateral and all records related thereto and to make extracts therefrom and copies thereof, and (b) verify under reasonable procedures the validity, amount, quality, quantity, value and condition of, and any other matter relating to, the Collateral, including contacting account debtors or any person possessing any of the Collateral. Without limiting the foregoing, the Borrowers specifically agree that the Borrowers will permit the Lender to conduct, at the expense of the Borrowers, (a) prior to closing and at least annually thereafter, an audit to be performed by the Lender or an authorized agent of the Lender or an independent accounting firm reasonably acceptable to the Lender (each, a “Field Exam”), and (b) upon the occurrence of a Default or Event of Default, such additional inspections or audits as the Lender shall deem necessary or advisable.  Based upon the results of the Field Exams, the Lender reserves the right to make adjustments to the Borrowing Base requirements, including, without limitation, eligibility requirements, advance rates and reserve requirements, type and frequency of reporting, and frequency of Field Exams. The Borrowers shall not be responsible for the expense of more than one (1) Field Exam in any twelve-month period  (and the Lender agrees not to request more than one (1) Field Exam at the Borrowers’ expense in any twelve-month period) unless (i) an Event of Default has occurred and is continuing; or (ii) any Borrower consummates a merger or acquisition permitted by Section 5.9 hereof.  To the extent that the Lender receives any confidential information from or with respect to the Borrowers, as a result of Field Exams or otherwise, (a)  the Lender will not reproduce or distribute any such information, or any notes, interpretations or other documents based in whole or in part upon such information, to non-affiliated parties, other than financial or legal advisors also bound by an obligation of confidentiality, and (b) the Lender will keep permanently confidential all such information, except to the extent that (i) such information ceases to be confidential by reason of its being in the public domain, other than as a result of a disclosure by the Lender or its representatives, or (ii) such information was within the Lender’s possession or becomes available to the Lender on a non-confidential basis from a source other than the Borrowers, or any representative of the Borrowers, or (iii) the Lender is legally required to disclose such information to any tribunal or governmental authority.

KEYW and Subsidiaries
Credit and Security Agreement

4.10.     Collection of Accounts.  The Borrowers shall, subject to the provisions of Section 4.14 hereof, collect their Accounts only in the ordinary course of business, and shall not except in the ordinary course of their business, without the Lender’s prior written consent, compromise or adjust the amount of any Account or extend the time for payment of any Account.

4.11.     Further Assurances.  The Borrowers shall defend the security interest and lien of the Lender on the Collateral against all persons and against all security interests and liens on the Collateral adverse to those of the Lender.  The Borrowers will, from time to time, at the expense of the Borrowers, execute, deliver, acknowledge and cause to be duly filed, recorded or registered any statement, assignment, instrument, paper, agreement or other document and take any other action that from time to time may be necessary or desirable, or that the Lender may reasonably request, in order to create, preserve, continue, perfect, confirm or validate the security interest and lien of the Lender on the Collateral or to enable the Lender to obtain the full benefits of this Agreement or to exercise and enforce any of its rights, powers and remedies hereunder or under applicable laws.  The Borrowers shall pay all costs of, and incidental to, the filing, recording or registration of any such document as well as any recordation, transfer or other tax required to be paid in connection with any such filing, recordation or registration.  The Borrowers hereby covenant to save harmless and indemnify the Lender from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes and recording costs incurred by the Lender in connection with this Agreement or the Collateral which covenant shall survive the termination of this Agreement and the payment of all other Obligations.  The Borrowers agree that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement signed by the Borrowers in connection with this Agreement shall be sufficient as a financing statement.

4.12.     Notice.  The Borrowers shall promptly give written notice to the Lender of (a) the occurrence of any Default or Event of Default or any event, development or circumstance specific to any Borrower which might materially adversely effect the business, operations, properties or financial condition of the Borrowers, (b) any litigation instituted or threatened against the Borrowers or any judgment against the Borrowers where claims against the Borrowers exceed $250,000 and are not covered in full by insurance (subject to any deductible), (c) any notice of a claim against, or investigation of, the Borrowers, the Collateral or any other property owned, leased, operated or used by the Borrowers alleging a violation of Environmental Laws or the discovery, use, location, installation, spill, treatment, release or storage of any Hazardous Materials by the Borrowers or on, under or from the Collateral (or any part thereof) or any other property owned, leased, used or operated by the Borrowers which could result in a breach of the provisions of Section 4.4 hereof, (d) the occurrence of any “reportable event” within the meaning of ERISA or any assertion of liability of the Borrowers by the PBGC, and (e) notice of any suspension or debarment by any governmental authority, or any termination of any Government Contract for default.

KEYW and Subsidiaries
Credit and Security Agreement

4.13.     Collections.

(a)        The Borrowers shall notify and direct all Account Debtors promptly following written request by the Lender to make all payments on or in respect of Accounts (other than electronic funds transfers) directly to an account in the name of the Borrowers to be maintained at the Lender (the “Collection Account”).  So long as no Event of Default has occurred, the Borrowers may continue to permit electronic payments to be made to the Borrowers’ operating accounts (collectively, the “Operating Accounts”), provided, however, that at the end of each Business Day, amounts remaining in the Operating Accounts will be swept into the Collection Account.  The Borrowers hereby authorize the Lender to receive, endorse and/or deposit into the Collection Account in the name of the Lender or in the name of the Borrowers any and all cash, checks, drafts and other remittances received by the Lender on or in respect of Accounts and/or the sale or lease of Inventory and the Borrowers hereby waive notice of presentment, protest and non-payment of any such checks, drafts or other remittances.  In the event that the Borrowers directly receive any cash, checks, drafts or other remittances on or in respect of Accounts and/or the sale or lease of Inventory, the Borrowers shall promptly deliver the same to the Lender for deposit to the Collection Account.  Pending such deposit, the Borrowers will not commingle any such cash, checks, drafts or other remittances with other funds and property but will hold them separate and apart in trust for the Lender subject to the security interests hereunder.  Until such authority is terminated by the Lender pursuant to subsection (b) below, the Borrowers shall have the authority to withdraw funds from the Collection Account and use the same for the Borrowers’ general business purposes so long as such use is not inconsistent with the provisions of this Agreement. Until an Event of  Default exists or occurs, the Lender, on each Business Day will apply all finally collected funds on deposit to the Collection Account to the unpaid principal amount of Advances then outstanding.

(b)      At any time while an Event of Default shall be continuing, the Lender may (1) terminate the authority of the Borrowers to receive electronic payments into the Operating Accounts, whereupon all Account Debtors shall be directed to remit all payments directly to the Collection Account, and (2) terminate the authority of the Borrowers to withdraw funds from the Collection Account whereupon (i) the Collection Account will automatically convert into an account over which the Lender has exclusive dominion, control and power of access and withdrawal, and, for that purpose, the Lender is hereby authorized to take all appropriate actions to block the Borrowers’ access to the Collection Account, including without limiting the generality of the foregoing, denying electronic access and returning unpaid any checks, drafts or other instruments theretofore or thereafter issued by the Borrowers and drawn upon the Collection Account, all without any liability whatsoever on the part of the Lender to the Borrowers or to any other person for having done so, (ii) any cash, checks, drafts or other remittances on or in respect of Accounts and/or the sale or lease of Inventory received by the Borrowers and held in trust for the Lender as above provided shall be immediately delivered to the Lender for deposit to the Collection Account in precisely the form received, except for the addition thereto of the endorsement of the Borrowers where required for collection of any such checks, drafts or other remittances which endorsement the Borrowers agree to make and with respect to such checks, drafts and other remittances the Borrowers waives notice of presentment, protest and non-payment and (iii) the Lender shall have the right at any time and from time to time to apply funds held by it in the Collection Account to the payment of all or any part of the Obligations, whether matured or unmatured, in such order and manner as the Lender may determine in its sole discretion.

KEYW and Subsidiaries
Credit and Security Agreement

4.14.     Assignment of Payments Under Certain Government Contracts and Government Accounts.  On the date hereof and thereafter upon the creation of any Government Contract, upon the request of the Lender, the Borrowers shall execute and deliver to the Lender specific assignments of payments due or to become due with respect to any Government Contracts. The Lender may, in its sole and absolute discretion, from time to time exclude from this requirement contracts that (a) provide for payments to the Borrowers of less than $500,000, or (b) are less than six (6) months in duration; provided, however that any such exclusion, if granted, shall not release the Borrowers from the obligation to provide such assignments in the future, at the Lender’s discretion.  The Borrowers shall execute and deliver any and all documents and take any and all steps necessary to provide the Lender with an assignment.  The separate assignment to the Lender of a right to payment under specific Government Contracts, as contemplated under this Section, shall not be deemed to limit the Lender’s security interest to payments under those particular Government Contracts, but rather the Lender’s security interest, as stated above, shall extend to payments under any and all Government Contracts and proceeds thereof, now or hereafter owned or acquired by the Borrowers.  The Borrowers acknowledge that the Lender will be irreparably harmed if the Borrowers fail to assign payments due or to become due under any Government Contract when required by this Agreement, and that the Lender shall have no adequate remedy at law.  Therefore, the Borrowers agree that the Lender shall be entitled, in addition to all other remedies allowed by law or under this Agreement, to injunctive or other equitable relief to compel Borrowers’ compliance with the provisions of this Agreement requiring the Borrowers to assign payments due or to become due under any Government Contract.

4.15.     Intellectual Property. The Borrowers will, at their expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, if any, will maintain in effect all issued patents and will renew all trademark and service mark registrations, if any, including payment of any and all maintenance and renewal fees relating thereto.

4.16.     Primary Operating Accounts.  The Borrowers shall at all times maintain their primary deposit and operating accounts, cash management operations and collection/lockbox services with the Lender. The Borrowers recognize and agree that the pricing for the Revolving Credit Facility set forth herein is based on the assumption that the Borrowers will maintain their primary deposit and operating accounts with the Lender, and that, in the event that the Borrowers fail to do so, the Lender may, among other things, adjust the applicable interest rate or fees in order to maintain its required rate of return.

KEYW and Subsidiaries
Credit and Security Agreement

SECTION 5. Financial and Negative Covenants.  The Borrowers covenant and agree with the Lender that so long as any of the Obligations (or commitments therefor) shall be outstanding:

5.1.       Total Funded Debt to EBITDA Ratio. The Borrowers shall not permit their consolidated ratio of Total Funded Debt to EBITDA to be greater than 4.00 to 1.0.

5.2        Senior Funded Debt to EBITDA Ratio. The Borrowers shall not permit their consolidated ratio of Senior Funded Debt to EBITDA to be greater than 2.75 to 1.0.

5.3        Fixed Charge Coverage Ratio.  The Borrowers shall not permit their consolidated Fixed Charge Coverage Ratio to be less than 1.25 to 1.0.

5.4        Asset Coverage Ratio.  Commencing on December 31, 2010 and continuing thereafter, the Borrowers shall not permit their consolidated Asset Coverage Ratio to be less than 1.00 to 1.0.

5.5        Indebtedness.  The Borrowers shall not create, incur, assume or permit to exist any indebtedness (including Capital Leases) except (a) indebtedness to the Lender, (b) other indebtedness existing on the date hereof (a comprehensive list of which is itemized on Schedule 5.5) or expressly permitted by the provisions hereof, (c) indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (d) indebtedness incurred in the ordinary course of business which is unsecured and consists of open accounts extended by suppliers on normal trade terms in connection with the purchase of goods and services, (e) indebtedness incurred in connection with Capital Lease obligations in an aggregate outstanding amount not at any time exceeding $250,000, (f) indebtedness of a Borrower to any other Borrower, (g) Subordinated Debt incurred in connection with a Permitted Acquisition; provided that (A) the Borrowers demonstrate, in the form of a signed compliance certificate, pro forma compliance with each of the financial covenants set forth in Section 5 of this Agreement after giving effect to such Subordinated Debt and (B) no Event of Default shall have occurred and be continuing (or shall occur as a result of incurring such Subordinated Debt), and (h) other indebtedness not otherwise permitted hereunder in an aggregate outstanding amount not at any time exceeding $50,000.

5.6.       Liens.  The Borrowers shall not create, incur, assume or permit to exist any lien, security interest or encumbrance of any nature whatsoever on the Borrowers’ property or assets, both now owned and hereafter acquired and including, without limitation, the Collateral, except for (a) any lien or security interest now or hereafter securing all or any part of the Obligations,  (b) any lien, security interest or encumbrance existing on the date hereof which was immediately prior hereto disclosed to, and approved by, the Lender in writing (including those created to secure the Subordinated Debt),  (c) any lien, security interest or other encumbrance subsequently approved by the Lender in writing after the date hereof,  (d) liens for taxes not delinquent or for taxes being diligently contested by the Borrowers in good faith and for which adequate reserves are maintained,  (e) mechanic’s, artisan’s, materialmen’s, vendor’s or other similar liens arising in the ordinary course of business, (f) any deposit of funds made in the ordinary course of business to secure obligations of the Borrowers under workers compensation, social security or similar laws or to secure public or statutory obligations or the performance of bids, tenders, contracts, leases, subleases, surety and appeals bonds and the like, (g) zoning or other similar and customary land use restrictions, and (h) duly perfected liens securing purchase money indebtedness not prohibited by this Agreement, including duly perfected liens obtained in favor of lessors of tangible personal property arising under operating leases to the extent such leases are re-characterized as sales.  Any lien, security interest or encumbrance permitted by this subsection is called a “Permitted Lien.”

KEYW and Subsidiaries
Credit and Security Agreement

5.7.       Loans and Investments.  The Borrowers shall not make or permit to remain outstanding any loan or advance to, provide any guaranty for, or make or own any investment in, any person except (a) reasonable advances for business expenses of the Borrowers’ employees that would be reimbursable under the Borrowers’ existing expense reimbursement policy, (b) investments in existing Subsidiaries (other than coreservlets.com, Inc.) and new Subsidiaries acquired in accordance with the terms hereof,  (c) investments in obligations of, or guaranteed by, the United States government or any agency thereof, (d) investments in commercial paper rated in the highest grade, (e) loans or advances permitted under Section 5.5(f) of this Agreement, and (f) the Company’s guaranty pursuant to the Contribution Agreement.

5.8.       Dividends.  The Borrowers shall not without the prior written consent of the Lender, declare or pay any dividend or other distribution on or with respect to any shares of any class of their Capital Stock now or hereafter outstanding or redeem, purchase or otherwise acquire any shares of any class of their Capital Stock now or hereafter outstanding or any warrants or rights to purchase any such stock, except (i) for dividends payable solely in shares of Capital Stock, (ii) for cash distributions to the shareholders or members of the Borrowers for the purpose of funding the tax liability of each shareholder or member arising from the S-corporation status or limited liability company status, respectively, of any Borrower, (iii) for cash dividends or distributions from any Borrower to another Borrower, (iv) for any repurchase of Capital Stock of HoldCo not otherwise permitted hereunder in an aggregate amount not to exceed $1,500,000; provided, however, such amount shall be reduced by any amount paid by HoldCo in connection with any redemption or repurchase of any Capital Stock of HoldCo from TAG Holdings, LLC pursuant to the Subordination Agreement, and (v) as otherwise permitted by the Subordination Agreement.

5.9.       Mergers, Acquisitions, Etc. The Borrowers shall not enter into any merger or consolidation or acquire or purchase all or substantially all of the assets, properties or stock of any other Person without the prior written consent of the Lender, other than Permitted Acquisitions; provided, however, that upon thirty (30) days prior written notice to the Lender (i) any Borrower may merge with or consolidate into another Borrower, (ii) any Subsidiary may merge with or consolidate into any Borrower if such Borrower is the surviving entity, and (iii) any Borrower may convert to a limited liability company and in connection with such conversion, may change its legal name and rights (charter and statutory) to effect such conversion so long as such Borrower will comply with the notice requirements relating to such name or structure change under Section 5.12 of this Agreement, provided (in each case covered by clauses (i), (ii) and (iii)) such merger, consolidation or conversion shall not materially adversely affect such Borrower, the Collateral or any rights or remedies of the Lender under the Financing Documents.

KEYW and Subsidiaries
Credit and Security Agreement

5.10.     Sale of Assets and Liquidation.  The Borrowers shall not sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of their business, assets or properties, including, without limitation, the Collateral, outside of the ordinary course of business or take any action to liquidate, dissolve or wind up any Borrower or its business except as otherwise permitted under Section 5.9 of this Agreement.

5.11.     Change of Business.  The Borrowers shall not enter into any business other than their business as of the date of closing, and related enterprises.

5.12.     Change of Name, Location, Etc.  The Borrowers shall not (a) change their legal name, identity or structure, (b) change the location of their chief executive office or their chief place of business, or jurisdiction of incorporation, (c) change the location where they keep their records concerning the Collateral, or (d) open a new place of business, unless the Borrowers shall have given the Lender prior written notice thereof and shall at their cost and expense have executed, delivered, acknowledged, filed, recorded or registered all financing statements and other documents as may be required by the Lender in order to create, perfect, continue, preserve, confirm or validate the security interest and lien of the Lender on the Collateral and their priority; provided, that the Borrowers shall not in any event change the location of any Collateral if such change would cause the security interest and lien of the Lender on the Collateral (or the perfection thereof) to lapse, or if required to be perfected prior to such change, to cease to be perfected.

5.13.     Fiscal year.  The Borrowers shall not change their fiscal year.

5.14.     Affiliates.  The Borrowers shall not enter into or participate in any transaction with an affiliate except on terms and at rates no more favorable than those which would have prevailed in an arm’s length transaction between unrelated third parties.

5.15.     ERISA.  The Borrowers shall not engage in any “prohibited transaction” (as such term is defined by ERISA), incur any “accumulated funding deficiency” (as such term is defined by ERISA) whether or not waived, or terminate any Plan in a manner which could result in the imposition of a lien on any property of the Borrowers pursuant to the provisions of ERISA.

5.16.     Sale and Leaseback.  The Borrowers shall not enter into any arrangement whereby the Borrowers sell or transfer all or a substantial part of their fixed assets then owned by them and thereupon, or within one (1) year thereafter, rent or lease the assets so sold or transferred from the purchaser or transferee (or their respective successors and assigns).

5.17.     Financing Statements.  The Borrowers shall not file or cause to be filed any amendments, correction statements, or termination statements concerning the Collateral without the prior written consent of the Lender.

5.18.     Contingent Cash Consideration Payments.  The Borrowers shall not, without the prior written consent of the Lender, make any contingent cash consideration payments unless (A) the Borrowers demonstrate, in the form of a signed compliance certificate, pro forma compliance with the financial covenants set forth in Section 5 of this Agreement after giving effect to such payment and (B) no Event of Default shall have occurred and be continuing (or shall occur as a result of making such payment).

KEYW and Subsidiaries
Credit and Security Agreement

5.19. Subordinated Promissory Notes.  HoldCo shall not materially amend either of the Promissory Notes (as such term is defined in the Contribution Agreement) without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned.

SECTION 6.  Events of Default.  The occurrence of any one or more of the following events shall constitute a default under the provisions of this Agreement, and the term “Event of Default” shall mean, whenever it is used in this Agreement, any one or more of the following events (and the term “Default” as used herein means one or more of the following events, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied):

6.1.     Payment of Obligations.  The failure of the Borrowers to pay any of the Obligations as and when  the same becomes due and payable in accordance with the provisions of this Agreement, the Notes, and/or any of the other Financing Documents, whether at the due date thereof, at a date fixed for prepayment thereof or by acceleration thereof;

6.2.     Certain Provisions of this Agreement. The failure of the Borrowers to perform any of their obligations under Sections 4.2, 4.5, 4.14, or Section 5 of this Agreement;

6.3.     Perform, etc. Provisions of This Agreement.  The failure of the Borrowers to perform, observe or comply with any of the provisions of this Agreement other than those covered by Section 6.1 or Section 6.2, and such failure is not cured within a period of thirty (30) days after the delivery of written notice thereof by the Lender to the Borrowers;

6.4.     Representations and Warranties.  If any representation and warranty contained herein or any statement or representation made in any certificate or any other written information at any time given by or on behalf of the Borrowers or furnished by the Borrowers in connection with this Agreement or any of the other Financing Documents shall prove to be false, incorrect or misleading in any material respect on the date as of which made;

6.5.     Default under Other Financing Documents.  The occurrence of a default (as defined and described therein) by the Borrowers or any other party or parties under the provisions of the Notes or any of the other Financing Documents which is not cured within applicable cure periods, if any;

6.6.     Liquidation, Termination, Dissolution, etc.  If any Borrower shall liquidate, dissolve or terminate its existence, unless otherwise expressly permitted hereunder;

KEYW and Subsidiaries
Credit and Security Agreement

6.7.     Default under Other Indebtedness.  If any Borrower shall default in any payment of (a) any other indebtedness owing to the Lender, or (b) an indebtedness in excess of $250,000 owing to any other party beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, or default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, in each case,  the effect of which default or other event is to cause or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity;

6.8.     Attachment or Forfeiture.  The issuance of any forfeiture, attachment or garnishment against property or credits of any Borrower serving as Collateral, or the issuance of any attachment or garnishment against any other property or credits of any Borrowers for an amount in excess, singly or in the aggregate, of $100,000, which shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the issuance thereof;

6.9.     Judgments.  One or more judgments or decrees shall be entered against any Borrowers involving in the aggregate a liability in excess of $100,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days after the entry thereof;

6.10.   Inability to Pay Debts, etc.  If any Borrower shall admit its inability to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors;

6.11.   Bankruptcy.  If proceedings in bankruptcy, or for reorganization of any Borrower under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by any Borrowers and, except with respect to any such proceedings instituted by a Borrower, shall not be discharged within ninety (90) days of their commencement;

6.12.   Receiver, etc.  A receiver or trustee shall be appointed for any Borrower or for any substantial part of the Borrowers’ assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Borrower and, except with respect to any such appointments requested or instituted by the Borrowers, such receiver or trustee shall not be discharged within ninety (90) days of his or her appointment, and, except with respect to any such proceedings instituted by any Borrower, such proceedings shall not be discharged within ninety (90) days of their commencement;

6.13.   Change in Ownership or Control, or Key Management.  The majority ownership or voting control of any Borrower is directly or indirectly sold, assigned, transferred, encumbered or otherwise conveyed without the prior written consent of the Lender, which consent shall not be unreasonably withheld, except as otherwise permitted hereunder (which shall include the contribution or transfer by HoldCo to the Company of the limited liability company interest of TAG), or Leonard Moodispaw shall cease (for any reason) to serve in a management role for HoldCo and a replacement who is reasonably acceptable to the Lender is not hired within ninety (90) days following his departure from HoldCo;

KEYW and Subsidiaries
Credit and Security Agreement

6.14.     Financial Condition.  The occurrence of any change in the financial condition of any Borrowers which in the good faith judgment of the Lender is materially adverse, and any such change is not cured to the reasonable satisfaction of the Lender within thirty (30) days after the date of written notice thereof by the Lender to the Borrowers;

6.15.  Financing  Documents Unenforceable.  Any Financing Document shall cease to be enforceable for any reason or any Borrower shall assert in writing that any Financing Document is unenforceable, or any lien purported to be created by any Financing Document and required hereunder or thereunder to be perfected shall (except as otherwise expressly permitted in this Agreement or the other Financing Documents) cease to be a valid first lien and prior perfected security interest in the securities, assets or properties covered thereby, or the Borrowers shall assert in writing that any security interest purported to be created by any Financing Document and required hereunder or thereunder to be perfected is not (except as otherwise expressly permitted in this Agreement or the other Financing Documents) a valid first lien and prior perfected security interest in the securities, assets or properties purported to be covered thereby.

SECTION 7.  Rights and Remedies.

7.1.     Rights and Remedies.  If any Event of Default shall occur and be continuing, the Lender may (i) declare the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances to or issue Letters of Credit for the account of the Borrowers to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrowers to the Lender, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrowers; provided that in the case of any Event of  Default referred to in Sections 6.11 or 6.12 above, the Credit Facilities hereunder and any obligation or commitment of the Lender hereunder to make Advances  to, or issue Letters of Credit for the account of, the Borrowers shall immediately and automatically terminate and the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrowers to the Lender without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrowers.  Upon the occurrence and during the continuation of any Event of  Default, then in each and every case, the Lender shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the following rights and remedies, in addition to the rights and remedies available to the Lender under the other provisions of this Agreement and the other Financing Documents, the rights and remedies of a secured party under the Uniform Commercial Code and all other rights and remedies available to the Lender under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

(a)          The Lender shall have the right to take possession of the Collateral, and for that purpose, so far as the Borrowers may give authority therefor or to the extent permitted under applicable laws, to enter upon any premises on which the Collateral or any part thereof may be situated and remove therefrom all or any of the Collateral without any liability for suit, action or other proceeding.  THE BORROWERS HEREBY WAIVE ANY AND ALL RIGHTS TO PRIOR NOTICE AND TO JUDICIAL HEARING WITH RESPECT TO REPOSSESSION OF COLLATERAL, and require the Borrowers, at the Borrowers’ expense, to assemble and deliver all or any of the Collateral to such place or places as the Lender may designate.

KEYW and Subsidiaries
Credit and Security Agreement

(b)          The Lender shall have the right to operate, manage and control all or any of the Collateral (including use of the Collateral and any other property or assets of the Borrowers in order to continue or complete performance of the Borrowers’ obligations under any contracts of Borrowers), or permit the Collateral or any portion thereof to remain idle or store the same, and collect all rents and revenues therefrom and sell, lease or otherwise dispose of any or all of the Collateral upon such terms and under such conditions as the Lender, in its sole discretion, may determine, and purchase or acquire any of the Collateral at any such sale or other disposition, all to the extent permitted by applicable law.  Any purchaser or lessee of any of the Collateral so sold or leased shall hold the property so sold or leased free from any claim or right of the Borrowers and the Borrowers hereby waive (to the extent permitted by law) all rights of redemption, stay or appraisal with respect thereto.  The Lender and the Borrowers agree that commercial reasonableness and good faith require the Lender to give to the Borrowers no more than five (5) days prior written notice of any public sale or other disposition of the Collateral or of the time after which any private sale or other disposition of the Collateral is to be made.

(c)          The Lender shall have the right, and the Borrowers hereby irrevocably designate and appoint the Lender and its designees as the attorney-in-fact of the Borrowers, with power of substitution and with power and authority in the Borrowers’ name, the Lender’s name or otherwise and for the use and benefit of the Lender (i) to notify persons obligated to make payments or other remittances on or with respect to the Collateral to make such payments and other remittances directly to the Lender, (ii) to demand, collect, sue for, take control of, compromise, settle, change the terms of, release, exchange, substitute, extend, renew or otherwise deal with, the Collateral or any person obligated on or under the Collateral in any manner as the Lender may deem advisable, (iii) to remove from any place of business of the Borrowers copies of (or, if deemed by the Lender to be reasonably necessary, originals of) all records in respect of the Collateral and, at the cost and expense of the Borrowers, to make use of any place of business of the Borrowers as may be necessary or desirable to administer, control, collect, sell or otherwise dispose of the Collateral, (iv) to receive and endorse the Borrowers’ name on any checks, drafts, money orders or other instruments of payment relating to any of the Collateral, (v) to sign any proofs of claim or loss, (vi) to commence, prosecute or defend any action, suit or proceeding relating to the Collateral or the collection, enforcement or realization upon the Collateral, (vii) to adjust and compromise any claims under insurance policies, and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any or all of the Collateral and to do all other acts and things necessary to carry out this Agreement as though the Lender were absolute owner of the Collateral.  This power of attorney, being coupled with an interest, is irrevocable and all acts by the Lender and its designees pursuant thereto are hereby ratified and confirmed by the Borrowers.  Neither the Lender nor any of its designees shall be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law other than acts of actual fraud, willful misconduct or gross negligence.  The provisions of this subsection shall not (x) be construed as requiring or obligating the Lender or any designee to take any action authorized hereunder and any action taken or any action not taken hereunder shall not give rise to any liability on the part of the Lender or its designees or to any defense, claim, counterclaim or offset in favor of the Borrowers, (y) be construed to mean the Lender has assumed any of the obligations of the Borrowers under any instrument or agreement as the Lender shall not be responsible in any way for the performance of the Borrowers of any of the provisions thereof, and (z) relieve the Borrowers of any of its obligations hereunder or in any way limit the exercise by the Lender of any other or further rights it may have hereunder, under the other Financing Documents, by law or otherwise.

KEYW and Subsidiaries
Credit and Security Agreement

7.2.     Default Rate.  Notwithstanding the entry of any decree, order, judgment or other judicial action, upon the occurrence of an Event of Default hereunder, the unpaid principal amount of the Notes and all other monetary Obligations outstanding or becoming outstanding while such Event of Default exists shall bear interest from the date of such Event of  Default until such Event of Default has been cured, at a floating and fluctuating per annum rate of interest equal at all times to the Default Rate, irrespective of whether or not as a result thereof, the Notes or any of the Obligations has been declared due and payable or the maturity thereof accelerated.  The Borrowers shall on demand from time to time pay such interest to the Lender and the same shall be a part of the Obligations hereunder.

7.3.     Liens, Set-Off.  As security for the payment of the Obligations and the performance of the Financing Documents, the Borrowers hereby grant to the Lender a continuing security interest and lien on, in and upon all indebtedness owing to, and all deposits (general or special), credits, balances, monies, securities and other property of, the Borrowers and all proceeds thereof, both now and hereafter held or received by, in transit to, or due by, the Lender.  In addition to, and without limitation of, any rights of the Lender under applicable laws, if any Event of  Default occurs and is continuing, the Lender may at any time and from time to time thereafter during the continuance of such Event of Default, without notice to the Borrowers, set-off, hold, segregate, appropriate and apply at any time and from time to time thereafter all such indebtedness, deposits, credits, balances (whether provisional or final and whether or not collected or available), monies, securities and other property toward the payment of all or any part of the Obligations in such order and manner as the Lender in its sole discretion may determine and whether or not the Obligations or any part thereof shall then be due or demand for payment thereof made by the Lender.

7.4.     Enforcement Costs.  The Borrowers agree to pay to the Lender on demand (a) all Enforcement Costs paid, incurred or advanced by or on behalf of the Lender including, without limitation, reasonable attorneys’ fees, costs and expenses, and (b) interest on such Enforcement Costs from the date payment for the same is demanded until paid in full at a per annum rate of interest equal at all times to the Default Rate.  All Enforcement Costs, with interest as above provided, shall be a part of the Obligations hereunder.

KEYW and Subsidiaries
Credit and Security Agreement

7.5      Collateral Account.  If any Event of Default shall occur and be continuing, and the Lender shall elect to terminate the Revolving Credit Facility, the Borrowers at any time and from time to time during the continuance of such Event of Default shall upon demand of the Lender deliver to the Lender cash or U.S. Treasury Bills with maturities of not more than thirty (30) days in an amount equal to the amount of issued or pending Letters of Credit as of such time.  The Lender may also deposit to the Collateral Account (defined below) any cash, monies or funds received by the Lender from the collection of the Obligations or the sale or other disposition of the Collateral which the Lender, in its discretion, designates as being held against issued or pending Letters of Credit as of such time.  Such cash, monies, funds or U.S. Treasury Bills shall be held by the Lender in an account (the “Collateral Account”) and invested or reinvested (as the case may be) in U.S. Treasury Bills with maturities of no more than thirty (30) days from the date of investment.  The Lender shall have the sole power of access and withdrawal from the Collateral Account.  As collateral and security for the payment of the Obligations, the Borrowers hereby assign and pledge to the Lender, and grants to the Lender a security interest in and to, all cash, monies, funds, U.S. Treasury Bills and other securities and instruments at any time and from time to time held by the Lender in the Collateral Account and any interest, income, earnings and proceeds thereof, all of which shall be a part of the Collateral hereunder.  If any Event of Default shall occur and be continuing, the Lender is irrevocably authorized to make such withdrawals from the Collateral Account at any time and from time to time and apply the same to any of the Obligations (including, without limitation, Letter of Credit Obligations) in such order and manner as the Lender in its sole discretion may determine.  After all Obligations have been indefeasibly paid in full and there are no Letters of Credit outstanding or any commitment on the part of the Lender to open and issue Letters of Credit, any cash, monies, funds, U.S. Treasury Bills or other securities and instruments held by the Lender in the Collateral Account will be turned over to the Borrowers or to such other person who may be entitled to the same under applicable laws.

7.6.     Application of Proceeds.  During the continuance of any Event of  Default, any proceeds of the collection of the Obligations and/or the sale or other disposition of the Collateral will be applied by the Lender to the payment of Enforcement Costs, and any balance of such proceeds (if any) will be applied by the Lender to the payment of the remaining Obligations (whether then due or not), at such time or times and in such order and manner of application as the Lender may from time to time in its sole discretion determine.  If the sale or other disposition of the Collateral fails to satisfy all of such Obligations, the Borrowers shall remain liable to the Lender for any deficiency.

7.7. Remedies, etc. Cumulative.  Each right, power and remedy of the Lender as provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in the other Financing Documents or now or hereafter existing under applicable laws or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies.

7.8.     No Waiver, Etc.  No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach, or preclude the Lender from exercising any such right, power or remedy at any later time or times.  By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare an Event of  Default for failure to effect such prompt payment of any such other amount.  The payment by the Borrowers or any other person and the acceptance by the Lender of any amount due and payable under the provisions of this Agreement or the other Financing Documents at any time during which an Event of Default exists shall not in any way or manner be construed as a waiver of such Event of Default by the Lender or preclude the Lender from exercising any right of power or remedy consequent upon such Event of Default.

KEYW and Subsidiaries
Credit and Security Agreement

7.9      Arbitration.

(a)       This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a “Claim”).  For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by this Agreement.

(b)       At the request of any party to this Agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this Agreement provides that it is governed by the law of a specified state.  The arbitration will take place on an individual basis without resort to any form of class action.

(c)       Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this paragraph.  In the event of any inconsistency, the terms of this paragraph shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, any party to this agreement may substitute another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)       The arbitration shall be administered by AAA and conducted in Washington, D.C.  All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed, judgment entered and enforced.

(e)       The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of the statute of limitations, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s).  The arbitrator(s) shall have the power to award reasonable legal fees pursuant to the terms of this Agreement.

KEYW and Subsidiaries
Credit and Security Agreement

(f)        This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)       The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)       By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim.  Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim.  This provision is a material inducement for the parties entering into this Agreement.

SECTION 8.  Miscellaneous.

8.1.      Course of Dealing; Amendment.  No course of dealing between the Lender and the Borrowers shall be effective to amend, modify or change any provision of this Agreement or the other Financing Documents.  The Lender shall have the right at all times to enforce the provisions of this Agreement and the other Financing Documents in strict accordance with the provisions hereof and thereof, notwithstanding any conduct or custom on the part of the Lender in refraining from so doing at any time or times.  The failure of the Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or the other Financing Documents or as having in any way or manner modified or waived the same.  This Agreement and the other Financing Documents to which the Borrowers are a party may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Lender and the Borrowers.

8.2.     Waiver of Default.  The Lender may, at any time and from time to time, execute and deliver to the Borrowers a written instrument waiving, on such terms and conditions as the Lender may specify in such written instrument, any of the requirements of this Agreement or of the other Financing Documents or any Event of Default or Default and its consequences, provided, that any such waiver shall be for such period and subject to such conditions as shall be specified in any such instrument.  In the case of any such waiver, the Borrowers and the Lender shall be restored to their former positions prior to such Event of Default or Default and shall have the same rights as they had hereunder.  No such waiver shall extend to any subsequent or other Event of Default or Default, or impair any right consequent thereto and shall be effective only in the specific instance and for the specific purpose for which given.

KEYW and Subsidiaries
Credit and Security Agreement

8.3.      Notices.  All notices, requests and demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand, or when received after being deposited in the mail, postage prepaid by registered or certified mail, return receipt requested,  one day after being sent by reputable overnight delivery service, or, in the case of notice by telegraph, telex or facsimile transmission, when properly transmitted, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

  If to any Borrower:

The KEYW Holding Corporation
1334 Ashton Road, Suite A
Hanover, Maryland 21076
Attention:  Mr. Leonard Moodispaw, Chief Executive Officer

With a copy to:

Hogan & Hartson L.L.P.
Harbor East
100 International Drive, Suite 2000
Baltimore, Maryland  21202
Attention:  A. Lynne Puckett, Esquire

Lender:              Bank of America, N.A.
MD9-978-04-01
1101 Wootton Parkway, 4th Floor
Rockville, MD 20852
  Attention:    Mark A. Zirkle, Vice President

With a copy to:

Ober, Kaler Grimes & Shriver,
A Professional Corporation
1401 H Street, N.W.
Washington, D.C. 20005
Attention: Nikolaus F. Schandlbauer, Esquire
Telecopy No.: 202-408-0640

except in cases where it is expressly herein provided that such notice, request or demand is not effective until received by the party to whom it is addressed.

KEYW and Subsidiaries
Credit and Security Agreement

8.4.     Right to Perform.  For so long as an Event of Default has occurred and is continuing, then and in each such case, the Lender may (but shall be under no obligation whatsoever to) upon concurrent notice to or demand upon the Borrowers remedy any such failure by advancing funds or taking such action as it deems appropriate for the account and at the expense of the Borrowers.  The advance of any such funds or the taking of any such action by the Lender shall not be deemed or construed to cure an Event of Default or waive performance by the Borrowers of any provisions of this Agreement.  The Borrowers shall pay to the Lender on demand, together with interest thereon from the date of such demand until paid in full at a per annum rate of interest equal at all times to the Default Rate, any such funds so advanced by the Lender and any costs and expenses advanced or incurred by or on behalf of the Lender in taking any such action, all of which shall be a part of the Obligations hereunder.

8.5.     Indemnification.  The Borrowers agree hereby to indemnify and hold the Lender harmless from any loss, liability, damages, judgments, and costs of any kind brought by third parties relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Lender to the Borrowers hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit except to the extent such loss, liability, damage, judgment or cost is the result of Lender’s gross negligence or willful misconduct.  This indemnity includes but is not limited to reasonable attorneys' fees.  This indemnity extends to the Lender, its parent, subsidiaries and all of its directors, officers, employees, agents, successors, attorneys, and assigns; provided, however, that no Borrower shall be liable for the payment of any portion of any loss, liability, damages, judgments, and costs of any kind as a result of the gross negligence or willful misconduct of a director, officer, employee, agent, successor or attorney of the Lender.  This indemnity will survive repayment of the Borrowers’ obligations to the Lender.  All sums due to the Lender hereunder shall become Obligations of the Borrowers, due and payable immediately without demand.

8.6.     Costs and Expenses.  The Borrowers agree to promptly pay to the Lender on demand, all such fees, recordation and other taxes, costs and expenses of whatever kind and nature, including reasonable attorney’s fees and disbursements, which the Lender may incur or which are payable in connection with the closing and the administration of the Credit Facilities, including, without limitation, the preparation of this Agreement and the other Financing Documents, the recording or filing of any and all of the Financing Documents and obtaining lien searches.  All such fees, costs, recordation and other taxes shall be a part of the Obligations hereunder.

8.7.     Consent to Jurisdiction.  The Borrowers irrevocably (a) consent and submit to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents, (b) waives, to the fullest extent permitted by law, any objection that the Borrowers may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (c) consents to the service of process in any such suit, action or proceeding in any such court by the mailing of copies of such process to the Borrowers by certified or registered mail at the Borrowers’ address set forth herein for the purpose of giving notice.

8.8.    WAIVER OF JURY TRIAL.  THE BORROWERS AND THE LENDER HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THE CREDIT FACILITIES, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS.

KEYW and Subsidiaries
Credit and Security Agreement

8.9.     Certain Definitional Provisions.   All terms defined in this Agreement shall have such defined meanings when used in any of the other Financing Documents.  Accounting terms used in this Agreement shall have the respective meanings given to them under generally accepted accounting principles in effect from time to time in the United States of America.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  As used herein, the singular number shall include the plural, the plural, the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.  Unless otherwise defined herein, all terms used herein which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement.

8.10.   Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any of the other provisions of this Agreement which shall remain effective.

8.11.   Survival.  All representations, warranties and covenants contained among the provisions of this Agreement shall survive the execution and delivery of this Agreement and all other Financing Documents.

8.12.   Binding Effect.  This Agreement and all other Financing Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective personal representatives, successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

8.13.   Applicable Law and Time of Essence.  This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Maryland, both in interpretation and performance.  Time is of the essence in connection with all obligations of the Borrowers hereunder and under any of the other Financing Documents.

8.14.   Duplicate Originals and Counterparts.  This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.

8.15.   Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only, shall not constitute a part of this Agreement for any other purpose and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

KEYW and Subsidiaries
Credit and Security Agreement

8.16    Public Use of Borrowers’ Name. With the Borrowers’ permission, the Lender may in its discretion use the Borrowers’ corporate name in press releases, public announcements and other promotional items or literature of the Lender.  To that end, the Borrowers hereby consent to the creation of one or more items commemorating this transaction and use information related to the transaction in internal communications.  In addition, the Borrowers hereby consent to the Lender’s use of the Borrowers name and information related to this transaction in connection with marketing, press releases or other transactional announcements or updates provided to investor or trade publications.

8.17    Termination of Security Interest. Upon payment in full of the outstanding Obligations and the termination of any obligation of the Lender to make Advances hereunder, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrowers.   Upon any such termination, the Lender will execute and deliver to the Borrowers such documents as the Borrowers shall reasonably request to evidence such termination.

8.18    Joint and Several Liability, Etc. The Borrowers shall be jointly and severally liable for the payment and performance of the Obligations.  The Lender may, without notice to or consent of any of the Borrowers and with or without consideration, release, discharge, compromise or settle with, waive, grant indulgences to, proceed against or otherwise deal with, any of the Borrowers without in any way affecting, limiting, modifying, discharging or releasing any of the obligations and liabilities under this Agreement or any other Financing Documents of the other Borrowers.  Each of the Borrowers consents and agrees that (a) the Lender shall be under no obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the obligations and liabilities of such Borrower under this Agreement or any of the other Financing Documents, (b) any rights such Borrower may have against the other Borrowers for contribution, exoneration from payment or otherwise, in respect of any amounts paid by such Borrower pursuant to any of the Financing Documents or which continue to be owing pursuant to any of the Financing Documents, shall be postponed until the Obligations have been indefeasibly paid in full and no commitments therefor are outstanding and (c) the Lender may enforce and collect the obligations and liabilities of such Borrower hereunder or under the other Financing Documents irrespective of any attempt, pursuit, enforcement or exhaustion of any rights and remedies the Lender may at any time have to collect the obligations and liabilities hereunder or under the other Financing Documents of the other Borrowers.

8.19    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Document),  each Borrower acknowledges and agrees that:  (i) (A)  the services evidenced by this Agreement provided by Lender are arm’s-length commercial transactions between such Borrower and Lender, (B) each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C)  each Borrower is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Documents; (ii) (A)  Lender  is and has been acting solely as a principal and, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for Borrowers or any other Person and (B) Lender does not have any obligation to Borrowers with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Financing Documents; and (iii)  Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, and Lender has no obligation to disclose any of such interests to  the Borrowers.  To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

KEYW and Subsidiaries
Credit and Security Agreement

8.20    USA PATRIOT Act Notice.  The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Lender to identify each Borrower in accordance with such Act.

[signature page follows]

KEYW and Subsidiaries
Credit and Security Agreement

IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement under their respective seals as of the day and year first written above.

WITNESS:	THE KEYW HOLDING CORPORATION

/s/ Terry L. Jasek	By:	/s/ Leonard E. Moodispaw	(SEAL)
	Name:	Leonard E. Moodispaw
	Title:	Chief Executive Officer

WITNESS:	THE KEYW CORPORATION

/s/ Terry L. Jasek	By:	/s/ Leonard E. Moodispaw	(SEAL)
	Name:	Leonard E. Moodispaw
	Title:	Chief Executive Officer

WITNESS:	INTEGRATED COMPUTER CONCEPTS, INCORPORATED

/s/ Terry L. Jasek	By:	/s/ John E. Krobath	(SEAL)
	Name:	John E. Krobath
	Title:	Chief Financial Officer

WITNESS:	S&H ENTERPRISES OF
CENTRAL MARYLAND, INC.

/s/ Terry L. Jasek	By:	/s/ John E. Krobath	(SEAL)
	Name:	John E. Krobath
	Title:	Chief Financial Officer

WITNESS:	THE ANALYSIS GROUP, LLC

/s/ Terry L. Jasek	By:	/s/ John E. Krobath	(SEAL)
	Name:	John E. Krobath
	Title:	Chief Financial Officer

KEYW and Subsidiaries
Credit and Security Agreement

WITNESS:	BANK OF AMERICA, N.A.

/s/ Carrie Helms	By:	/s/ Mark A. Zirkle	(SEAL)
Mark A. Zirkle
Vice President

KEYW and Subsidiaries
Credit and Security Agreement

Schedule 3

Exceptions to Borrowers’ Representations and Warranties

Section 3.3

coreservlets.com, Inc., a close corporation incorporated in the State of Maryland

KEYW and Subsidiaries
Credit and Security Agreement

Schedule 3.7

Borrowers’ Name and Business Locations

The KEYW Holding Corporation
1334 Ashton Road, Suite A
Hanover, Maryland 21076

The KEYW Corporation
1334 Ashton Road, Suite A
Hanover, Maryland 21076

Integrated Computer Concepts, Incorporated
1334 Ashton Road, Suite A
Hanover, Maryland 21076

S&H Enterprises of Central Maryland, Inc. (formerly S&H Enterprises, Inc.)
1334 Ashton Road, Suite A
Hanover, Maryland 21076

The Analysis Group, LLC
1334 Ashton Road, Suite A
Hanover, Maryland 21076

KEYW and Subsidiaries
Credit and Security Agreement

Schedule 3.15

Borrowers’ Intellectual Property

Books written by Martin Hall of coreservlets.com, Inc. (a subsidiary of Integrated Computer Concepts, Incorporated) and published by Prentice Hall and Sun Microsystems Press to include various editions of Core Servlets & JavaServer Pages Vols. I and II, More Servlets & JavaServer Pages, and Core Web Programming.

*This list does not include customary domain names, logos or any license required in the ordinary course of doing business.

KEYW and Subsidiaries
Credit and Security Agreement

Schedule 5.5
(Existing Indebtedness)

Subordinated Unsecured Promissory Note, dated as of February 22, 2010, in the original principal sum of $3,400,000 from HoldCo to the order of TAG Holdings, LLC.

Subordinated Unsecured Promissory Note, dated as of February 22, 2010, in the original principal sum of $8,251,076 from HoldCo to the order of TAG Holdings, LLC.

KEYW and Subsidiaries
Credit and Security Agreement

Exhibit A

Form of Borrowing Base Certificate
[to be provided in electronic form by Lender]

KEYW and Subsidiaries
Credit and Security Agreement

 Exhibit B

FORM OF ADVANCE/CONTINUATION REQUEST

Date:  ___________, _____
To:	Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Credit and Security Agreement, dated as of February 22, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among The KEYW Holding Corporation, a Maryland corporation, The KEYW Corporation, a Maryland corporation, Integrated Computer Concepts, Incorporated, a Maryland corporation, S&H Enterprises of Central Maryland, Inc., a Maryland corporation, and The Analysis Group, LLC, a Virginia limited liability company (collectively, “Borrowers”) and Bank of America, N.A..

The undersigned hereby requests (select one):

A request for an Advance                                       A continuation of a Eurodollar Rate Loan

1.         On                                                                 (a Business Day).

2.         In the amount of $                                                               .

3.         With an Interest Period of             month(s).

No Default or Event of Default has occurred and is continuing under the Agreement.

THE KEYW HOLDING CORPORATION

By:
Name:
Title:

KEYW and Subsidiaries
Credit and Security Agreement

Attachment I

Tier	Total Funded Debt to EBITDA	Unused Fee	Applicable Margin	Letters of Credit Fee
1	Less than 1.50 to 1.00	25 bps	200 bps	200 bps
2	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	37.5 bps	225 bps	225 bps
3	Greater than or equal to 2.00 to 1.00	50 bps	250 bps	250 bps
bps = basis points

KEYW and Subsidiaries
Credit and Security Agreement